                                                                    EX-10(mm)

                              Renewable Resource

                        Energy Purchase Agreement Between

                        Texas Utilities Electric Company

                                       and

                                 New World Power

                   Texas Renewable Energy Limited Partnership

                                Table of Contents

Article 1. Renewable Resource Facility Design and Interconnection...........  1
     1.01  Renewable Resource Facility......................................  1
     1.02  Renewable Resource Facility Specifications.......................  1
     1.03  Interconnection Facilities.......................................  3
     1.04  Agreement for Electric Service...................................  5
     1.05  TU Electric Approval.............................................  5
     1.06  Exclusion of Liability...........................................  6

Article 2. Renewable Resource Facility Operation and Testing................  6
     2.01  Commercial Operation.............................................  6
     2.02  Performance Tests................................................  7
     2.03  General Requirements.............................................  7
     2.04  Required Disconnection...........................................  9
     2.05  Energy Delivery..................................................  9
     2.06  No Parallel or Interstate Operations.............................  9
     2.07  Access to Facility............................................... 10

Article 3. Payments, Records, and Billings.................................. 11
     3.01  Monthly Payments................................................. 11
     3.02  Interconnection Costs............................................ 11
     3.03  Regulatory Action and Recoupment................................. 13
     3.04  Cooperation...................................................... 14
     3.05  Governmental Impositions......................................... 14
     3.06  Records.......................................................... 15
     3.07  Billing.......................................................... 15
     3.08  Interest on Past Due Bills....................................... 15
     3.09  Corrections...................................................... 16

Article 4. Outages.......................................................... 16
     4.01  Outages.......................................................... 16
     4.02  No Liability..................................................... 16

Article 5. Insurance and Indemnity.......................................... 16
     5.01  Proof of Coverage................................................ 16
     5.02  Policies......................................................... 17
     5.03  Coverage and Liability Limits.................................... 17
     5.04  Subcontractor Coverage........................................... 18
     5.05  Reporting........................................................ 18
     5.06  Release and Waiver............................................... 18
     5.07  No Liability Limitation.......................................... 18
     5.08  Indemnification.................................................. 18
     5.09  Survival of Article.............................................. 19

Article 6.   Term and Uncontrollable Force.................................. 19


Renewable Resource Energy Purchase Agreement - Page i

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     6.01  Term............................................................. 19
     6.02  Option to Extend Term............................................ 20
     6.03  Regulatory Approval.............................................. 21
     6.04  Insolvency....................................................... 22
     6.05  Uncontrollable Force............................................. 22
     6.06  Termination...................................................... 23
     6.07  No Consequential Damages......................................... 24

Article 7. Representations and Warranties................................... 24
     7.01  Representations and Warranties................................... 24

Article 8. Confidentiality.................................................. 26
     8.01  Scope............................................................ 26
     8.02  Obligation....................................................... 26
     8.03  Term............................................................. 26

Article 9. Option to Purchase............................................... 27
     9.01  Grant of Option.................................................. 27
     9.02  Information...................................................... 27
     9.03  Manner of Exercise............................................... 28
     9.04  Title............................................................ 28
     9.05  Possession and Risk of Loss...................................... 28
     9.06  Closing Date..................................................... 28
     9.07  Environmental Matters............................................ 28
     9.08  Closing.......................................................... 29
     9.09  Purchase Price................................................... 30
     9.10  Assignment of Option............................................. 31
     9.11  Memorandum of Option............................................. 31

Article 10  Miscellaneous................................................... 31
     10.01  Subject to Regulation........................................... 31
     10.02  Assignment...................................................... 31
     10.03  Time Is of Essence.............................................. 31
     10.04  Notices......................................................... 31
     10.05  No Rights of Third Parties...................................... 32
     10.06  Subject to Applicable Laws...................................... 32
     10.07  No Partnership.................................................. 33
     10.08  Amendment....................................................... 33
     10.09  No Waiver....................................................... 33
     10.10  Captions........................................................ 33
     10.11  Complete Agreement.............................................. 33
     10.12  Governing Law................................................... 33
     10.13  Severability.................................................... 33
     10.14  Exhibits........................................................ 33
     10.15  Construction.................................................... 33
     10.16  Delivery of Copy of Agreement................................... 34


Renewable Resource Energy Purchase Agreement - Page ii
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EXHIBIT 1.01
Description of Renewable Resource Facility................................. 35

EXHIBIT 1.02(g)
Relay Protective Requirements.............................................. 36

EXHIBIT 1.03
Interconnection Facilities................................................. 37

EXHIBIT 1.03(f)
Telemetering and SCADA Table Requirements..................................  1

EXHIBIT 2.01(a)
List Of Items To Be Completed Before Phase One Partial Commercial Operation  1

EXHIBIT 2.01(b)
List Of Items To Be Completed Before Phase Two Partial Commercial Operation  1

EXHIBIT 2.01(c)
List Of Items To Be Completed Before Commercial Operation..................  1

EXHIBIT 2.02(a)
Performance Test Procedures................................................  1

EXHIBIT 3.01
Payment Schedule...........................................................  1

EXHIBIT 3.06(b)
Parameters to be Monitored and Recorded by Producer........................  1

EXHIBIT 9.11
Memorandum of Option.......................................................  1


Renewable Resource Energy Purchase Agreement - Page iii
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                  Renewable Resource Energy Purchase Agreement

      This Renewable Resource Energy Purchase Agreement ("Agreement") dated Sept.13, 1994, is between Texas Utilities Electric Company ("TU Electric"), a Texas corporation with offices in Dallas, Dallas County, Texas, and New World Power Texas Renewable Energy Limited Partnership ("Producer"), a limited partnership of which The New World Power Corporation ("New World"), a Delaware corporation with offices in Lime Rock, Connecticut, is the general partner. In consideration of the promises made in this Agreement, Producer agrees to produce, deliver, and sell to TU Electric, and TU Electric agrees to take and purchase from Producer, electrical energy under this Agreement's provisions.

      Article 1. Renewable Resource Facility Design and Interconnection

1.01 Renewable Resource Facility. Producer intends, at its sole cost and expense, to design, construct, and operate a wind generation facility (the "Renewable Resource Facility"), with a total nameplate electrical generating capacity of 40,000 kilowatts ("kW") and anticipated average net annual generation of 113,000,000 kilowatt-hours ("kWh") located in Howard County, Texas. Unless agreed otherwise by both parties in writing, all wind turbines in the Renewable Resource Facility must be Enercon model E-40, 500 kW wind turbines. Information about the Renewable Resource Facility--including specifications of, and pertinent data about, its equipment and protective features--is attached as Exhibit 1.01. Before beginning construction of the Renewable Resource Facility, Producer shall furnish TU Electric with a specific plot plan of the Renewable Resource Facility, as a supplement to Exhibit 1.01, after ongoing meteorological data collection has been substantially completed and reviewed by Producer, along with local site parameters. Producer may not begin construction of the Renewable Resource Facility until TU Electric has approved in writing the location of the wind turbines, Producer Substation, control room and maintenance facility, and Interconnection Facilities, which approval may not be unreasonably withheld. The Renewable Resource Facility includes the Producer Substation as described on Exhibit 1.03.

1.02 Renewable Resource Facility Specifications. Producer shall design, construct, and operate the Renewable Resource Facility so that it complies with all legal and regulatory requirements applicable to the Renewable Resource Facility, including national, state, and local construction and safety codes and with these requirements:

(a) The Renewable Resource Facility's alternating current generating system must be 60 Hertz ("Hz"), must be connected for balanced three-phase operation, must not cause unreasonable unbalance on Company's electrical system, and must adhere to the recommendations in two publications of the Institute of Electrical and Electronic Engineers ("IEEE"): IEEE Recommended Practices and Requirements for Harmonic Control in Electrical Power Systems ("IEEE 519") and IEEE Recommended Practice for the Electrical Design and Operation of Wind Generating Stations ("IEEE 1094").


Renewable Resource Energy Purchase Agreement - Page 1
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(b)   The Renewable Resource Facility must be designed so that it (i)
      automatically and instantaneously disconnects the Renewable Resource Facility's generators from TU Electric's system in case of a forced outage or interruption of TU Electric's system connected to the Renewable Resource Facility and (ii) coordinates with the transfer trip scheme to be installed by TU Electric on the Big Spring--Chalk 69 kV line section, as shown on Exhibit 1.02(g).

(c) The Renewable Resource Facility must be designed so that it automatically disconnects the Renewable Resource Facility from TU Electric's system within 15 cycles if the operating frequency as measured at the Point of Interconnection deviates more than +0.2 Hz or -0.7 Hz from a 60 Hz base and within 10 cycles if a voltage deviation of +5% or -10% from nominal occurs. If TU Electric system requirements dictate trip points other than those stated above, then Producer shall make the necessary changes to the Renewable Resource Facility to effect those settings. If Producer is unable to effect those settings within a reasonable time after TU Electric sends a written request for such changes, then TU Electric may provide, or require Producer to provide, the necessary equipment in the Interconnection Facilities, at Producer's expense.

(d) The Renewable Resource Facility must not be able to, nor be permitted to, energize a de-energized circuit of TU Electric.

(e) The Renewable Resource Facility must include a manually operable 69 kV isolating switch with visible break, accessible to TU Electric personnel and capable of being locked in open position.

(f) The Renewable Resource Facility must be connected to TU Electric's 69 kilovolt transmission system through a power transformer or transformers.

(g) Producer shall install, own, operate, and maintain all necessary facilities, including control and protective devices on Producer's side of the Point of Interconnection that are appropriate for parallel operation of the Renewable Resource Facility with TU Electric's system. At a minimum, the installation must comply with the system protection requirements shown on Exhibit 1.02(g). The "Point of Interconnection" is the point where TU Electric's electrical conductors are connected to Producer's electrical conductors, as shown on Exhibit 1.03.

(h) Producer is responsible for protecting the Renewable Resource Facility so that scheduled or forced outages, short-circuits, and other disturbances on TU Electric's system do not damage the Renewable Resource Facility.

(i) Producer shall, at its expense, provide corrections or additions to existing control and protective equipment reasonably required to protect TU Electric's system or if government or industry regulations or standards change, to the extent that such corrections or additions are necessary due to the existence of the Renewable Resource Facility, when requested by TU Electric.

Renewable Resource Energy Purchase Agreement - Page 2
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(j)   At a minimum, the Renewable Resource Facility must be able to operate continuously under normal operating conditions with all available wind turbines in service at a lagging power factor of 0.9 and a leading power factor of 0.9. If the Renewable Resource Facility is not able to operate continuously within this range, and if such inability results in operational problems on TU Electric's system, additional Interconnection Facilities may be required by TU Electric, at Producer's expense.

1.03 Interconnection Facilities.

(a) "Interconnection Facilities" are TU Electric's electric lines, protection, metering, and other facilities that function as a part of TU Electric's electrical system and that are required or appropriate, in TU Electric's sole judgment, to effect an electrical interconnection between TU Electric's system and the Renewable Resource Facility, as shown on Exhibit
      1.03. The Interconnection Facilities include, without limitation:

      (i) Tap structure in the Big Spring--Chalk 69 kV transmission line with three sectionalizing switches;

      (ii) 1.7 miles of 69 kV 336.4 MCM ACSR transmission line from tap structure to TU Electric 69 kV switchyard;

      (iii) TU Electric 69 kV Switchyard consisting of dead-end structures, relaying equipment, RTU, metering, and relay house;

      (iv) Line relay panels at Big Spring and Chalk; and

      (v) Transmission right-of-way from tap point to switchyard, access road from Producer road to TU Electric 69 kV switchyard, and property provided for 69 kV switchyard.

(b) Producer shall pay TU Electric for the actual cost associated with the Interconnection Facilities pursuant to Section 3.02(a).

(c) Producer shall grant or secure for TU Electric, at Producer's expense, any rights-of-way, and shall provide suitable space on property owned or controlled by Producer, necessary for construction, installation, maintenance, and operation of the Interconnection Facilities, as requested by TU Electric, including access roads.

(d) TU Electric shall furnish, install, maintain, and own, at Producer's expense, the necessary metering equipment to record energy purchases under this Agreement. Producer shall furnish and install, to TU Electric's specifications, the meter sockets or other related metering equipment necessary. TU Electric reserves the right to install, at its expense, any additional metering or recording instruments in the Renewable Resource Facility to collect test and operating data. Producer may request an independent meter test of the meters used to record energy purchases under this Agreement. If the meters are found to be within the accuracy standards established by the American National


Renewable Resource Energy Purchase Agreement - Page 3
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      Standards Institute, Incorporated, then the test is at Producer's expense;
      otherwise, the test is at TU Electric's expense.

(e) TU Electric shall file an application with the Public Utility Commission of Texas for an amendment to its certificate of convenience and necessity ("CCN"), if such an application is necessary, for the transmission facilities within the Interconnection Facilities on or before March 1, 1995. If TU Electric is unable to obtain, on or before the later of (i) December 1, 1995, or (ii) 12 months after the application for an amendment to TU Electric's CCN is filed, in form and substance satisfactory to both TU Electric and Producer, an amendment to its existing CCN, if required, for construction of any of the Interconnection Facilities, then a party that is dissatisfied, whether TU Electric or Producer, shall send a written notice to the other party specifying the absence of, or unsatisfactory portions of, an order granting the application for an amendment to the CCN. Both parties shall cooperate in trying to remedy the absence of, or unsatisfactory portions of, an order granting the application for an amendment to the CCN. If an amendment to TU Electric's CCN for construction of the Interconnection Facilities, in form and substance satisfactory to TU Electric and Producer, is not obtained within 120 days after the notice of the lack of a satisfactory order is given, then either TU Electric or Producer may terminate this Agreement on written notice to the other party.

(f) The Renewable Resource Facility and the Interconnection Facilities must include the "Communications and Telemetry Equipment," which means the telemetering, communications, and data acquisition equipment, and automatic switching control facilities, communication and data transmission (telemetering) facilities, and control equipment operable from the Texas Utilities System Operating Center ("SOC") and any other locations designated by TU Electric that are necessary or convenient, as decided by TU Electric, in its sole discretion, for the effective operation of the Renewable Resource Facility and the other Interconnection Facilities with TU Electric's system. The Communications and Telemetry Equipment must include at least the following:

      (i) one full period voice circuit (an off-premise extension for TU Electric's PBX), the termination to which is the control room in the Renewable Resource Facility;

      (ii) one communication circuit (420 data circuit) from a multiport remote terminal unit ("RTU"), which RTU must be provided by TU Electric at Producer's expense, at TU Electric's 69 kV switchyard to SOC or any other location designated from time to time by TU Electric;

      (iii) one communication circuit from the RTU required under Section 1.03(f)(ii) to TU Electric's Western Region transmission office or any other location designated from time to time by TU Electric;

      (iv) sufficient communication, telemetering, and control equipment connected from the Renewable Resource Facility control room or the Producer Substation to the RTU


Renewable Resource Energy Purchase Agreement - Page 4
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            required under Section 1.03(f)(ii) to provide for these control, status, position, or readings:

            (A) control of, and status indication for, all 69 kV circuit breakers in the Producer Substation or in the Interconnection Facilities;

            (B) instantaneous three-phase megawatts and megavars reactive and bus voltage on the 69 kV bus;

            (C) TU Electric's meter readings, including MWh, MW, MVAR, all both "in" and "out", from the meter stand in the TU Electric 69 kV switchyard in the Interconnection Facilities; and

            (D)   meteorological data, as specified in Exhibit 1.03(f);

      (v) one full business voice circuit, which may be cellular, that terminates in TU Electric's 69 kV switchyard in the Interconnection Facilities to use in maintaining and operating the Interconnection Facilities and to read the billing meter;

      (vi) one full business voice circuit, which may be cellular, in the Renewable Resource Facility's control room, including facsimile capability compatible with the equipment used by SOC;

      (vii) a facsimile machine in the Renewable Resource Facility's control room.

Other specifications for the Communications and Telemetry Equipment are contained in Exhibit 1.03(f). TU Electric shall design the Communications and Telemetry Equipment. TU Electric shall install, maintain, and own the Communications and Telemetry Equipment, except that Producer shall acquire, install, and maintain, at its expense, the items described in Subsections 1.03(f)(i), 1.03(f)(iii), 1.03(f)(iv), 1.03(f)(v), 1.03(f)(vi), and
1.03(f)(vii), and Producer shall acquire, install, and maintain, at its expense, the communications circuits described in Subsection 1.03(f)(ii). Producer shall provide rights-of-way and space for TU Electric to install the Communications and Telemetry Equipment.

1.04 Agreement for Electric Service. If Producer desires electric utility service at the Renewable Resource Facility during construction, testing, or otherwise, it will be provided by TU Electric under a separate Agreement for Electric Service.

1.05 TU Electric Approval.

(a) "Plans" are all specifications, drawings, procedures, schedules, permits, and equipment test reports reasonably required to design, construct, and operate the Renewable Resource Facility in compliance with this Agreement. Partial Commercial Operation may not commence until TU Electric has given its written approval of the Plans. TU Electric's approval rights are limited to those aspects of the Renewable Resource Facility that are regulated by this Agreement and that affect the Renewable Resource Facility's


Renewable Resource Energy Purchase Agreement - Page 5
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      suitability for safe, compatible, reliable, and synchronous operation with
      TU Electric's system.

(b) Producer shall notify TU Electric in writing at least 10 days before energization and start-up testing of the Renewable Resource Facility. TU Electric may inspect the Renewable Resource Facility and witness the testing of any equipment and devices associated with interconnection.

(c) Producer may not materially modify the Renewable Resource Facility (including replacement of major equipment items with whatever is then the current state of the art technology) unless TU Electric has approved in writing the Plans for the modification, which approval may not be unreasonably withheld; it is not unreasonable for TU Electric to withhold its approval until the parties reach agreement on a method to share savings under Section 7.01(j).

1.06 Exclusion of Liability. TU Electric--by review, comment, failure to comment, or approval of any Plans for design, construction, operation, modification, or maintenance of any facilities under this Agreement--is not responsible for strength of materials, design, adequacy, or compatibility of the facilities, nor does it assume any responsibility or liability for damages or physical injury to (a) either party's real or personal property or electrical equipment, (b) the real or personal property of third persons or entities not a party to this Agreement, (c) any persons who may come in contact with or upon either party's facilities; or (d) any other persons or property, real or personal. TU ELECTRIC'S REVIEW, COMMENT, FAILURE TO COMMENT, OR APPROVAL IS NOT AN ENDORSEMENT OR WARRANTY OF THE FACILITIES.

          Article 2. Renewable Resource Facility Operation and Testing

2.01 Commercial Operation.

(a) The "Phase One Partial Commercial Operation Date" is the next day after TU Electric executes and delivers to Producer a "Certificate of Readiness for Partial Commercial Operation" that evidences completion, to TU Electric's reasonable satisfaction, of all of the items listed in Exhibit 2.01(a). The Renewable Resource Facility's "Partial Commercial Operation" begins at 12:01 a.m. on the Phase One Partial Commercial Operation Date and continues until the Commercial Operation Date or until this Agreement is terminated, whichever occurs first. The Renewable Resource Facility may not be connected to TU Electric's system before the Phase One Partial Commercial Operation Date, except to perform the Performance Tests outlined in Section 2.02(a) on Phase One of the Renewable Resource Facility and as approved by TU Electric in writing in advance. "Phase One," "Phase Two," and "Phase Three" of the Renewable Resource Facility will be defined by Producer and TU Electric in the form of a supplement to
      Exhibit 1.01 to be prepared by Producer after ongoing meteorological data has been substantially completed and reviewed by Producer. Producer may not begin construction of the Renewable Resource Facility until TU Electric has approved in


Renewable Resource Energy Purchase Agreement - Page 6
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      writing the definitions of Phase One, Phase Two, and Phase Three, which approval may not be unreasonably withheld.

(b) The "Phase Two Partial Commercial Operation Date" is the next day after TU Electric executes and delivers to Producer a "Certificate of Readiness for Phase Two Partial Commercial Operation" that evidences completion, to TU Electric's reasonable satisfaction, of all of the items listed in Exhibit 2.01(b).

(c) The "Commercial Operation Date" is the next day after TU Electric executes and delivers to Producer a "Certificate of Readiness for Commercial Operation" that evidences completion, to TU Electric's reasonable satisfaction, of all of the items listed in Exhibit 2.01(c). The Renewable Resource Facility's "Commercial Operation" begins at 12:01 a.m. on the Commercial Operation Date and continues until this Agreement expires or is otherwise terminated.

2.02 Performance Tests.

(a) Before the Phase One Partial Commercial Operation Date, Producer shall perform (or allow TU Electric, at TU Electric's option, to perform, at Producer's expense) the following tests ("Performance Tests") on Phase One of the Renewable Resource Facility. Before the Phase Two Partial Commercial Operation Date, Producer shall perform (or allow TU Electric, at TU Electric's option, to perform, at Producer's expense) the following tests ("Performance Tests") on Phase Two of the Renewable Resource Facility. Before the Commercial Operation Date, Producer shall perform (or allow TU Electric, at TU Electric's option, to perform, at Producer's expense) the following tests ("Performance Tests") on the Renewable Resource Facility. After the Commercial Operation Date, TU Electric may require that each Performance Test be run at TU Electric's discretion. The party running the Performance Test shall promptly give the written test results to the other party. Each Performance Test must be performed under the written procedures for the test contained in Exhibit 2.02(a). Each party has the right to reasonable advance notice of, and to have personnel present during, Performance Tests run by the other party.

(b)   The Performance Tests are:

      (i) A trip test ("Trip Test") (coordinated with TU Electric) of the Renewable Resource Facility's protective relaying that trips the 69 kilovolt ("kV") circuit breaker connecting the Renewable Resource Facility to TU Electric's electric system. The test must show that the Renewable Resource Facility meets the specifications contained in the protective relaying design as approved by TU Electric under Subsection 1.05(a).

      (ii) An operational test ("Relay Test") of the Renewable Resource Facility's protective relaying for the 69 kV breaker and main step-up transformer. The test must show that the Renewable Resource Facility meets the specifications contained in the design of the protective relaying as approved by TU Electric under Subsection 1.05(a).


Renewable Resource Energy Purchase Agreement - Page 7
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      (iii) A test ("Power Factor Test") of the Renewable Resource Facility's
            ability to operate under leading and lagging power factor conditions. The test must be conducted by operating at each power factor design limit for one hour. The test must show that the Renewable Resource Facility meets the specifications contained in Subsection 1.02(j).

2.03 General Requirements.

(a) All electric energy generated at the Renewable Resource Facility and delivered to TU Electric must have a nominal frequency of 60 Hz and must have the precise frequency, voltage, and other properties and characteristics from time to time established by TU Electric for operation of its electric system, provided that Producer must be given reasonable advance notice of any change in the established frequency, voltage, and other properties and characteristics.

(b) Producer shall maintain and operate the Renewable Resource Facility (i) to minimize the likelihood of a disturbance affecting or impairing either TU Electric's system or the quality of service to TU Electric's customers,
      (ii) to maintain, within the Renewable Resource Facility's design capability, power factor, and voltage as TU Electric requests from time to time, and (iii) in compliance with all applicable legal and regulatory requirements, including environmental requirements.

(c) Producer shall adequately staff the Renewable Resource Facility to monitor, operate, and maintain the equipment and shall staff the Renewable Resource Facility with a qualified operator during ordinary business hours.

(d) Producer shall report to SOC, on a timely basis, those items and/or conditions reasonably necessary for SOC's internal planning. The information supplied shall include, without limitation, the following:

      (i)   status (on or off line) within 15 minutes;

      (ii) daily plan for the next day, including capability released and available for operation;

      (iii) overhaul or scheduled outage plans for the year (updated weekly);

      (iv) any scheduled or planned transmission or switch yard clearances or maintenance plans for the next twelve (12) months (updated weekly); and

      (v) time and cause of outage of Producer's generators or circuit breakers included in the Renewable Resource Facility.

(e) Producer must obtain TU Electric's approval before closing the Renewable Resource Facility's 69 kV breaker or 69 kV isolating switch connecting to the TU Electric system, whether for testing or for operations, which approval may not be unreasonably withheld.


Renewable Resource Energy Purchase Agreement - Page 8
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(f)   Producer must properly synchronize the Renewable Resource Facility with TU
      Electric's system and is responsible for any damages caused to TU Electric's system or its customers by improper synchronization.

(g) Producer is responsible for the proper operation of the equipment in the Renewable Resource Facility designed to cause the Renewable Resource Facility to trip off-line as required in Section 1.02(c), and Producer is responsible for any damages caused to TU Electric's system or its customers by failure of the Renewable Resource Facility to trip as designed.

(h) Producer shall notify TU Electric of any emergency or hazardous condition or occurrence that in any way affects, or could affect, the safe operation of TU Electric's system.

(i) Producer may not electrically connect the Renewable Resource Facility to any facilities other than those of TU Electric.

(j) Producer shall maintain and operate the Renewable Resource Facility and facilities interconnecting the Renewable Resource Facility to the Point of Interconnection in compliance with the applicable then-current guidelines of the Electric Reliability Council of Texas ("ERCOT") or its successor and under TU Electric's reasonable directions; if this Agreement conflicts with the ERCOT guidelines, then this Agreement controls.

2.04 Required Disconnection. Producer shall immediately open the electrical connection between the Renewable Resource Facility and the Interconnection Facilities when requested by TU Electric for any of the following reasons:

(a) to facilitate maintenance or repair of any of TU Electric's facilities or system or of Producer's facilities being maintained by TU Electric, as decided by TU Electric in its sole discretion, as long as TU Electric diligently proceeds with the repairs or maintenance;

(b) an emergency exists on the system of TU Electric or the ERCOT system, as decided by TU Electric in its sole discretion, as long as TU Electric diligently proceeds to correct or remedy the emergency to the extent that action is reasonable;

(c) inspection of the Renewable Resource Facility's generating or protective equipment reveals a hazardous condition or a lack of proper maintenance, as decided by TU Electric in its sole discretion;

(d) the Renewable Resource Facility is operating, as decided by TU Electric in its sole discretion, hazardously or so that it is interfering with TU Electric's customers or the operation of TU Electric's system; or


Renewable Resource Energy Purchase Agreement - Page 9
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(e)   upon termination or expiration of this Agreement; however--subject to TU
      Electric's rights and Producer's representations, warranties, and obligations under Section 2.06--Producer may stay interconnected with TU Electric if Producer is entitled to, and has satisfied all prerequisites to, interconnect with TU Electric under TU Electric's tariff in effect at that time or under applicable law in effect at that time.

TU Electric may open the electrical connection between the Renewable Resource Facility and the Interconnection Facilities, if it deems it necessary, in its sole discretion, for any of the foregoing reasons, but TU Electric must allow Producer to close the electrical connection between the Renewable Resource Facility and the Interconnection Facilities as soon as it is reasonably practical to do so.

2.05 Energy Delivery. All energy generated by the Renewable Resource Facility, net of that required for operation of the Renewable Resource Facility, shall be delivered to and taken by TU Electric under the provisions of this Agreement.

2.06 No Parallel or Interstate Operations.

(a) During the term of this Agreement, and during all renewals or extensions of it, Producer agrees that no portion of the Renewable Resource Facility will be electrically interconnected or operated in parallel with any part or parts of any electric system other than the TU Electric system.

(b) Producer represents, and warrants and agrees, that after the termination of this Agreement, including all renewals or extensions of it, Producer will not, except in compliance with the Orders of the Federal Energy Regulatory Commission ("FERC") in Dockets Nos. EL79-8 and E-9558 issued on October 28, 1981, November 5, 1981, and January 29, 1982, and the Order issued in FERC Docket No. EL79-8-002 on July 23, 1987, either directly or indirectly, through other entities that are either directly or indirectly interconnected with facilities owned or operated by TU Electric, transmit electric energy in interstate commerce or sell, deliver, purchase, or receive electric energy in interstate commerce or own or operate any facilities therefor, or establish, maintain, modify, or utilize, directly or through other entities, any connection or facility used or to be used for the transmission, sale, delivery, purchase, or receipt of electric energy in interstate commerce, unless Producer has first applied for and obtained an order from the FERC, applicable to TU Electric (unless TU Electric agrees in writing that such application need not be filed), under Sections 210, 211, and 212 of the Federal Power Act, requiring the establishment, maintenance, modification, or utilization of any such connection that may be involved. The representations and warranties of Producer contained in this Section 2.06(b) survive the termination or expiration of this Agreement. If it is finally determined that TU Electric is a "public utility" within the meaning of Section 201(e) of the Federal Power Act and subject to the full plenary power of the FERC, then the limitations of this Section 2.06(b) thereupon terminate.

(c) If Producer breaches any agreement, representation or warranty contained in this Section 2.06, then TU Electric, in addition to any other remedies it may have, including the remedy specified in Section 2.06(d) below, has the options to do any one or more of the


Renewable Resource Energy Purchase Agreement - Page 10 following: (i) immediately suspend receipt of electric energy from Producer, (ii) immediately disconnect its facilities from the facilities of Producer, or (iii) immediately terminate this Agreement.

(d) The parties agree that it will be impossible to measure in terms of money the damages that may or will accrue by reason of any breach of any of the representations and warranties set forth in this Section 2.06, or any failure in the performance of any of the obligations contained in this
      Section 2.06, and for that reason, among others, the parties agree that TU Electric is entitled to specific performance of the provisions of this
      Section 2.06, in addition to any other remedies that may exist. If TU Electric institutes any proceedings to enforce any of the provisions of this Section 2.06, Producer hereby waives any claim or defense that an adequate remedy at law exists.

(e) Nothing in this Section precludes the use of connections for transmission of electric energy in interstate commerce under bona fide emergencies pursuant to the provisions of Section 202(d) of the Federal Power Act.

2.07 Access to Facility. TU Electric may enter the Renewable Resource Facility at any reasonable time after giving Producer reasonable advance notice to inspect the Renewable Resource Facility or to show it to third parties who may accompany TU Electric to the Renewable Resource Facility. TU Electric may enter the Interconnection Facilities at any time.

                   Article 3. Payments, Records, and Billings

3.01 Monthly Payments. TU Electric will pay Producer monthly for energy metered at the Point of Interconnection in accordance with the payment schedule depicted on Exhibit 3.01.

3.02 Interconnection Costs.

(a) Producer shall pay TU Electric for the Actual Cost associated with the installation of the Interconnection Facilities described in Section 1.03, except installation of the Interconnection Facilities for which Producer is responsible (the "Interconnection Costs").

(b) Producer shall provide security acceptable to TU Electric in the amount of $800,000, including rights-of-way costs, before TU Electric is required to begin acquisition of rights-of-way and construction of the Interconnection Facilities. Producer must pay the entire Interconnection Costs before the Phase One Partial Commercial Operation Date.

(c) TU Electric shall inspect, maintain, repair and replace the Interconnection Facilities, except for those items listed in Section 1.03 as being the responsibility of Producer. Beginning at the conclusion of the first month after completion of construction of the Interconnection Facilities, Producer shall pay TU Electric a monthly charge for


Renewable Resource Energy Purchase Agreement - Page 11 inspection and maintenance of the Interconnection Facilities that are the responsibility of TU Electric at the following rates:

                            Monthly                          Monthly
                Year         Charge              Year         Charge

                1996           $320              2009           $460
                1997           $330              2010           $480
                1998           $340              2011           $490
                1999           $350              2012           $510
                2000           $360              2013           $530
                2001           $370              2014           $540
                2002           $380              2015           $560
                2003           $390              2016           $580
                2004           $400              2017           $590
                2005           $410              2018           $610
                2006           $420              2019           $630
                2007           $440              2020           $650
                2008           $450              2021           $670

      Producer shall pay TU Electric for the Actual Cost of repairs or replacements to the Interconnection Facilities that are TU Electric's responsibility plus 15% of that Actual Cost.

(d) Actual Cost is calculated on the same basis as TU Electric calculates costs for construction of its new facilities or for repair or replacement of its facilities, as applicable. Actual Cost includes without limitation:

      (i) "Material Costs" are TU Electric's costs for material, equipment, and machinery incorporated in the facilities, whether purchased expressly for that purpose or taken from stores, at their store issue or purchase order price to TU Electric, including freight, insurance, and taxes (except taxes included in the Purchasing and Stores Expense as set forth in Section 3.02(d)(iv) below), and any expenses incurred for storage, special transportation, and handling. "Taxes" include sales, use excise, and other taxes that attach to or are measured by the value or cost of materials.

      (ii) "Labor Costs" are TU Electric's costs for its employees' labor at the cost of all wages and salaries, including overtime pay and premiums, paid to all construction and administrative employees, including job bosses, supervisors, and inspectors, and travel time, and employees' expenses such as social security contributions, unemployment and payroll taxes, retirement benefits, hospitalization and life insurance benefits, sick leave, vacation pay, and other fringe benefits. All labor-related expense charges must be the same as that used by TU Electric for its own accounting purposes. The labor-related expenses are recalculated periodically; therefore, percentages vary from time to time.


Renewable Resource Energy Purchase Agreement - Page 12

      (iii) "Subcontractor Costs" are the costs incurred by TU Electric for work, including materials supplied, by TU Electric's contractors.

      (iv) "Purchasing and Stores Expense" is a percentage charge applied to material costs to cover TU Electric's cost of supervision, labor, and expenses incurred in operating and maintaining its storeroom and purchasing offices. The charge must be the same as that applied by TU Electric to its material costs to calculate the costs of its new construction, and is redetermined periodically following TU Electric's established accounting procedures using the uniform system of accounts prescribed by the Federal Energy Regulatory Commission. The charge includes Texas state and local sales and use taxes.

      (v) "Transportation Costs" are priced at the cost per mile or per hour dependent upon the type of equipment being used at the rates TU Electric charges for its own accounting purposes. The per mile and per hour rates are recalculated periodically; therefore, rates may vary from time to time.

      (vi) "Carrying Costs" is interest at the Commercial Paper Rate on construction expenditures from the date the expenses are incurred until the expenses are billed.

      (vii) "Miscellaneous Expense" includes actual expenditures that are not included in the other items of Actual Cost described in this Section. Examples of these costs are engineering consultant expenses, crew lodging and travel expense, laboratory tests and equipment rental, including charges for using TU Electric's major tools or major equipment.

     (viii) "Overhead" is a percentage charge to recover TU Electric's costs of design, engineering, supervision, and other applicable costs and overhead. The charge must be the same as that applied by TU Electric to calculate its costs of its new construction and is redetermined periodically following TU Electric's established accounting procedures using the uniform system of accounts prescribed by the Federal Energy Regulatory Commission.

     Actual Cost is the sum of Material Costs, Labor Costs, Subcontractor Costs, Purchasing and Stores Expense, Transportation Costs, Carrying Costs, and Miscellaneous Expense plus Overhead and an additional amount to compensate TU Electric fully for any type of taxation or assessment of amounts paid by Producer to TU Electric.

(e) Producer shall reimburse TU Electric for ad valorem taxes paid on the Interconnection Facilities. The amount of ad valorem taxes on the Interconnection Facilities for purposes of this Agreement is a portion of TU Electric's total ad valorem taxes in Howard County, Texas, as reasonably determined by TU Electric's tax department based on the facilities owned by TU Electric that are related to the Renewable Resource Facility.

3.03 Regulatory Action and Recoupment.


Renewable Resource Energy Purchase Agreement - Page 13

(a) The parties intend that the prices set in this Agreement will be in effect during the term of this Agreement, and they do not, by anything in this Agreement, confer authority or jurisdiction upon any court or regulatory authority, that it otherwise would not have, to change such prices. If, however, at any time during the term of this Agreement, any court or regulatory authority, including without limitation the Public Utility Commission of Texas, alters the prices for energy purchases from Producer under this Agreement or the payments by TU Electric resulting from those prices, then the prices under this Agreement and the payments resulting from those prices must thereafter be adjusted to the prices and payments allowed by the court or regulatory authority.

(b) TU Electric's obligations to make payments to Producer under this Agreement are conditioned upon TU Electric being permitted by the Public Utility Commission of Texas or other regulatory authority to fully recoup from TU Electric's ratepayers the payments made to Producer under this Agreement. If the orders, rules, or regulations of the Public Utility Commission of Texas or other regulatory authority do not allow the recovery by TU Electric from its ratepayers of all of the payments otherwise to be made by TU Electric to Producer under this Agreement, then TU Electric is not obligated to pay to Producer any amount that is not subject to recovery; however, nothing in this Section 3.03 may be construed as requiring Producer to refund to TU Electric any amounts previously paid to Producer that become non-recoverable by TU Electric on account of any such orders, rules, or regulations of the Public Utility Commission of Texas or other regulatory authority.

(c) If the Public Utility Commission of Texas or other regulatory authority--by order, rule, or regulation--ever fails to allow TU Electric to fully recoup payments that TU Electric has made to Producer under this Agreement from TU Electric's ratepayers, or if the Public Utility Commission of Texas or other regulatory authority--by order, rule, or regulation--ever raises the prices under this Agreement, then TU Electric may terminate this Agreement by giving written notice of such termination to Producer within one year after the order, rule, or regulation effecting such disallowance or pricing increase becomes final and appealable, whether or not an appeal is filed.

(d) If the Public Utility Commission of Texas or other regulatory authority ever lowers, either directly or through a regulatory disallowance--by order, rule, or regulation--the prices under this Agreement, then Producer may terminate this Agreement by giving written notice of such termination to TU Electric within one year after the order, rule, or regulation effecting such disallowance or pricing decrease becomes final and appealable, whether or not an appeal is filed.

(e) Future prices for energy payments under this Agreement must be adjusted to the recoupment levels allowed by the Public Utility Commission of Texas or other regulatory authority or to the prices required by the Public Utility Commission of Texas or other regulatory authority.

(f)   Despite the other provisions of this Section:


Renewable Resource Energy Purchase Agreement - Page 14

      (i) a party may not terminate this Agreement on the basis of a disallowance or pricing alteration as described above if the order, rule, or regulation effecting such disallowance or pricing alteration was the result of a proceeding initiated by that party, directly or indirectly, for the purpose of requesting or obtaining such disallowance or pricing alteration;

      (ii) the future prices for energy payments under this Agreement may not be lowered on the basis of a disallowance or pricing decrease as described above if the order, rule, or regulation effecting such disallowance or pricing decrease was the result of a proceeding initiated by TU Electric, directly or indirectly, for the purpose of requesting or obtaining such disallowance or pricing decrease; and

      (iii) the future prices for energy payments under this Agreement may not be increased on the basis of a pricing increase as described above if the order, rule, or regulation effecting such disallowance or pricing increase was the result of a proceeding initiated by Producer, directly or indirectly, for the purpose of requesting or obtaining such disallowance or pricing increase.

3.04 Cooperation. In connection with any proceeding that might result in a reduction in the level of energy payments as described Section 3.03, TU Electric agrees that it will not oppose the intervention of Producer in such proceeding and that it will provide reasonably available information to Producer in order to assist Producer in defending the terms of this Agreement.

3.05 Governmental Impositions. Producer shall pay to TU Electric, as they may occur, amounts equal to any taxes, assessments, or other governmental impositions that TU Electric is required to pay because of its purchase of electrical energy under this Agreement.

3.06 Records.

(a) TU Electric shall create and keep (i) meter records and other records needed to show the energy generated at the Renewable Resource Facility and delivered to TU Electric, and (ii) records of its costs and expenses chargeable to Producer under this Agreement.

(b) Producer shall create and keep (i) meter records and other records needed to show the energy generated at the Renewable Resource Facility and (ii) maintenance records and operating logs of the generating, control, and protective equipment at the Renewable Resource Facility. Producer shall also create and keep records of parameters that materially affect the production of electrical energy by the Renewable Resource Facility (for example, wind profiles, etc.) as well as certain operating cost information as described on Exhibit 3.06(b). Producer agrees to share this information with TU Electric upon request, along with a summary description of operations and maintenance problems incurred and actions taken to mitigate the problems, and TU Electric may use the information for its own purposes, subject to the confidentiality provisions in Article 8 of this Agreement.

(c) Each party shall maintain the records that it is required to create and keep under this Section according to generally accepted accounting principles, consistently applied. Each party shall keep and maintain those records for four years after the respective


Renewable Resource Energy Purchase Agreement - Page 15 records are created, and the other party may inspect and audit those records during normal business hours upon reasonable advance written notice.

3.07 Billing.

(a) TU Electric shall read the meters in the Interconnection Facilities monthly. Within 30 days after the end of a month, TU Electric shall send to Producer a statement detailing all amounts due from TU Electric to Producer, based upon the meters in the Interconnection Facilities, and all amounts due from Producer to TU Electric under this Agreement for the month. If the 30 days end on a day that is not a Business Day, then the period allowed for sending the above-described statement is extended to the end of the next day that is a Business Day. A "Business Day" is any day that is not a Saturday, Sunday, or a holiday observed by TU Electric's Dallas office.

(b) TU Electric may offset payments due by Producer to TU Electric, including without limitation amounts due under Article 3, against payments due by TU Electric to Producer. Payment of any net amount shown to be due by TU Electric to Producer must be included with the statement. If the statement shows a net amount due from Producer to TU Electric, the payment is past due if not made within 20 days after the date the statement is sent.

3.08 Interest on Past Due Bills. Any bills sent by TU Electric to Producer under this Agreement that are not paid when due and any payments due by TU Electric to Producer that are not paid when due bear interest, compounded monthly, from the due date until paid, at the Commercial Paper Rate in effect on the first Business Day of each calendar month in which interest accrues. "Commercial Paper Rate" means the lesser of (i) the rate published weekly in the Federal Reserve Statistical Release for "one month commercial paper" or (ii) the highest rate permitted by applicable law. If the Federal Reserve Statistical Release is not published or is otherwise not available, then a weekly average rate must be determined from the Wall Street Journal for high grade unsecured notes sold through dealers by major corporations or another recognized financial publication for similar instruments. In computing the highest rate allowed by applicable law, the indicated rate ceiling computed under Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes applies.

3.09 Corrections. If either party to this Agreement discovers an error in billings and payments under this Agreement due to metering or billing errors, then the billings and payments must be corrected, provided that the party asserting the error gives the other party notice of the error within one year after the date of the bill or payment. Any corrections shall include interest at the Commercial Paper Rate from the date that the incorrect payment was made until the date of the corrected bill or corrected payment, as the case may be.

                               Article 4. Outages

4.01 Outages.


Renewable Resource Energy Purchase Agreement - Page 16

(a) The Renewable Resource Facility, Interconnection Facilities, and TU Electric's transmission and distribution system will suffer, from time to time, scheduled outages for construction, maintenance, repairs, or inspection.

(b) The Renewable Resource Facility, Interconnection Facilities, and TU Electric's transmission and distribution system will be subject, from time to time, to forced outages. Forced outages include any reduction or cessation of generation, transmission, or distribution caused by breakage or malfunction of equipment, machinery, and facilities, or by storm, casualty, emergency condition, or other unforeseen causes. Producer and TU Electric shall promptly give notice to the other of any forced outage.

4.02 No Liability. Neither party violates this Agreement due to, or is liable to the other for damages caused by, interruptions or curtailments of the delivery or receipt of energy generated at the Renewable Resource Facility due to either a scheduled outage or a forced outage described in Section 4.01, even if the interruption or curtailment is caused, in whole or in part, by a party's negligence. This does not limit a party's liability for intentional misconduct. A party shall diligently perform scheduled maintenance on its facilities and shall diligently pursue correction of forced outages of its facilities.

                       Article 5. Insurance and Indemnity

5.01 Proof of Coverage.

(a)   During the term of this Agreement, and after that as provided in this
      Article 5, Producer shall provide or cause to be provided to TU Electric proof of the insurance required by Section 5.03 by providing two copies of an insurance certificate in a form acceptable to TU Electric, certified by Producer's insurance broker or insurance company representative, as well as certified copies of all required insurance policies.

(b) Producer shall give TU Electric an opinion letter from Producer's insurance agent or from Producer's legal counsel, confirming that the insurance policies evidenced in the certificates provide all coverages required by this Agreement.

(c) Producer shall give the initial certificates, opinion letters, and certified copies of policies to TU Electric at the earliest practical time after execution of this Agreement. Producer shall give copies of all subsequent certificates, subsequent opinion letters, and certified copies of all subsequent policies to TU Electric at the earliest practical time, but never later than 30 days before the then-current policy expires. Certificates and policies must provide that TU Electric must be given written notice at least 60 days before any material change in, or cancellation of, any insurance required by this Article.

5.02 Policies.

(a) All policies must be written with insurers with an A.M. Best rating of "B+, VII" or better or, for insurers not rated by A.M. Best, the insurers must be of a quality


Renewable Resource Energy Purchase Agreement - Page 17 equivalent to that of an A.M. Best rating of "B+, VII" or better, as decided by TU Electric in its sole discretion.

(b) All liability policies must (i) be written on an occurrence basis, unless an occurrence basis policy becomes unavailable, (ii) include TU Electric, TU Electric's parent corporation and affiliates, and their respective directors, officers, shareholders, agents, servants, and employees ("TU Electric Group") as named insureds, (iii) provide that each insured is provided coverage as though a separate policy had been issued to each, except the insurer's liability must not be increased beyond the amount or amounts for which the insurer would have been liable had only one insured been covered, and only one deductible applies per occurrence, no matter the number of insureds, and (iv) provide that TU Electric and the other named insureds specified above are never responsible for premium payment. If Producer does not obtain occurrence basis policies throughout the term of this Agreement, then Producer shall maintain all coverages required in
      Section 5.03 in effect for four years after this Agreement terminates or expires.

(c) All policies other than Workers' Compensation Insurance must contain an endorsement (if the terminology is not in the printed form) that Producer's policy is primary in all instances despite like coverages, if any, carried by TU Electric.

5.03 Coverage and Liability Limits. Producer at its sole expense shall, during the term of this Agreement and for a period of two years after the termination or expiration of this Agreement, obtain and maintain the following types of coverage and liability limits. The required limits may be satisfied by any combination of primary or excess insurance in Producer's sole discretion:

(a) Employer's Liability Insurance and Worker's Compensation Insurance providing statutory benefits in accordance with the laws and regulations of the State of Texas. The limits for Employer's Liability Insurance shall be at least $1 million per accident, $1 million per employee by disease, and $1 million policy limit by disease.

(b) General Liability Insurance including premises and operations, personal injury, broad form property damage, broad form blanket contractual liability, including coverage for the indemnification provisions in the Agreement, products and completed operations coverage, coverage for explosion, collapse and underground hazards and independent contractors coverages, with minimum limits of $1 million per occurrence for bodily injury including death, and property damage combined.

(c) Automobile Liability Insurance for coverage of owned, non-owned and hired automotive equipment, with a minimum combined single limit of $1 million per occurrence for bodily injury and property damage.

(d) Excess Liability Insurance over and above the Employer's Liability, General Liability and Automobile Liability Insurance policies listed above, with total Excess Liability coverage of $25 million.


Renewable Resource Energy Purchase Agreement - Page 18

5.04 Subcontractor Coverage. Producer shall require all of its contractors and subcontractors to provide adequate insurance coverage that meets the provisions of Section 5.02(b) above. Any deficiencies in the insurance provided by those contractors and subcontractors are the sole responsibility of Producer, and Producer is liable for any deficiencies in the insurance provided by any contractor or subcontractor.

5.05 Reporting. Producer shall report to TU Electric, in writing, as soon as practical, all accidents or occurrences resulting in injuries, including death, and any property damage arising out of the performance of this Agreement.

5.06 Release and Waiver. Producer shall release, and shall require its insurers (by policy endorsement) to waive their subrogation rights against any member of the TU Electric Group for loss under the insurance policies described in this Article, damages to Producer's properties, and any other loss sustained by Producer, whether insured or not.

5.07 No Liability Limitation. Producer's liability under this Agreement is not limited to the amount of insurance coverage required in this Article.

5.08 Indemnification.

(a) Producer agrees to and shall defend, protect, indemnify and hold harmless TU Electric Group from and against all claims, losses, expenses, damages, demands, judgments, causes of action, suits, and liability in tort, contract, or any other basis and of every kind and character whatsoever (hereinafter in this and the following paragraphs collectively referred to as "CLAIMS"), for personal injury, death, or property damage of Producer, Producer's parent and subsidiary corporations, all officers, directors, shareholders, owners, employees, affiliated or related firms and entities, servants and agents of each ("Producer Group") arising out of or incident to, directly or indirectly, this Agreement, including but not limited to, CLAIMS arising out of or resulting from (1) any condition of the Producer's premises, (2) separate operations being conducted on the Producer's premises, or (3) the imperfection or defective condition, whether latent or patent, of any material or equipment sold, supplied, or furnished by any member of the TU Electric Group and further, it is the express intent of the parties that, for the purposes of this paragraph, CLAIMS, and Producer's obligations to defend, protect, indemnify and hold harmless, will include, but not be limited to, CLAIMS arising out of or resulting from any member of TU Electric Group's sole or concurrent (1) negligence, (2) strict liability, or (3) other fault of any nature.

(b) For all CLAIMS except those for personal injury, death or property damage of those persons or entities within the scope of the preceding paragraph, Producer agrees to and shall defend, protect, indemnify, and hold harmless TU Electric Group from and against any and all CLAIMS arising out of or incident to, directly or indirectly, this Agreement, including but not limited to, CLAIMS arising out of or resulting from (1) any condition of the Producer's premises, (2) separate operations being conducted on the Producer's premises, or (3) the imperfection or defective condition, whether latent or patent, of any material or equipment sold, supplied, or furnished by any member of the TU Electric Group; and further, it is the express intent of the parties that, for the purpose of this


Renewable Resource Energy Purchase Agreement - Page 19 paragraph, CLAIMS, and Producer's obligations to defend, protect, indemnify and hold harmless, shall include, but not be limited to, CLAIMS arising out of or resulting from any member of TU Electric Group's concurrent (1) negligence, (2) strict liability, or (3) other fault of any nature.

(c) Producer shall pay all costs and expenses, including reasonable attorneys' fees, arising from any CLAIM as to which a person or entity is indemnified under this Section 5.08.

(d) Nothing in this Section limits a party's liability for intentional misconduct or requires Producer to indemnify TU Electric for claims for TU Electric's intentional misconduct.

5.09 Survival of Article. This Article survives the termination or expiration of this Agreement.

                    Article 6. Term and Uncontrollable Force

6.01 Term.

(a) This Agreement is effective on the date first stated above, and unless terminated earlier under other provisions of this Agreement it will continue in effect for 15 years from the Commercial Operation Date or, if either the option under Section 6.02(a) or the option under Section 6.02(c) is exercised, until 20 years after the Commercial Operation Date, or, if either the option under Section 6.02(b) or the option under Section 6.02(d) is exercised, until 25 years after the Commercial Operation Date.

(b) If Producer has failed to attain Commercial Operation status on or before the latest of (i) November 30, 1996, (ii) 18 months after the Public Utility Commission of Texas approves a CCN for the Interconnection Facilities, and (iii) 18 months after the Public Utility Commission of Texas approves this Agreement to both parties' satisfaction, then TU Electric has the option to immediately terminate this Agreement upon written notice to Producer.

(c) If Producer ceases to deliver energy to TU Electric from the Renewable Resource Facility for a period exceeding 45 consecutive days, exclusive of failures to deliver energy caused by outages of facilities on TU Electric's side of the Point of Interconnection, then TU Electric has the option to terminate this Agreement upon written notice to Producer, subject to Producer's cure rights under Section 6.06.

6.02 Option to Extend Term.

(a) TU Electric, at its option, may extend the term of this Agreement to a date that is 20 years after the Commercial Operation Date. TU Electric may exercise this option by giving Producer written notice at any time between a date that is 13 years after the Commercial Operation Date and a date that is 14 years after the Commercial Operation Date. If TU Electric exercises this option, payments by TU Electric to Producer for


Renewable Resource Energy Purchase Agreement - Page 20 electrical energy must be made at rates that are 0.5% higher in each calendar year than the rate in effect in the immediately preceding calendar year.

(b) If TU Electric has extended the term of this Agreement by exercising its option under Section 6.02(a), then TU Electric, at its option, may extend the term of this Agreement to a date that is 25 years after the Commercial Operation Date. TU Electric may exercise this option by giving Producer written notice at any time between a date that is 18 years after the Commercial Operation Date and a date that is 19 years after the Commercial Operation Date. If TU Electric exercises this option, payments by TU Electric to Producer for electrical energy must be made at rates that are 0.5% higher in each calendar year than the rate in effect in the immediately preceding calendar year.

(c) If TU Electric does not exercise its option under Article 9, and if TU Electric does not exercise its option under Section 6.02(a), then Producer may extend this Agreement to a date that is 20 years after the Commercial Operation Date. Producer may exercise this option by giving TU Electric written notice at any time between a date that is 14 years after the Commercial Operation Date and a date that is 14 years and six months after the Commercial Operation Date. If Producer exercises this option, payments by TU Electric to Producer for electrical energy must be made at rates that are at TU Electric's Rate LPP or its successor tariff, or if no such tariff exists at that time, then at rates that are 95% of TU Electric's avoided energy costs, determined monthly.

(d) If TU Electric does not exercise its option under Article 9, and if TU Electric does not exercise its option under Section 6.02(b), and if Producer has exercised its option under Section 6.02(c), then Producer may extend this Agreement to a date that is 25 years after the Commercial Operation Date. Producer may exercise this option by giving TU Electric written notice at any time between a date that is 19 years after the Commercial Operation Date and a date that is 19 years and six months after the Commercial Operation Date. If Producer exercises this option, payments by TU Electric to Producer for electrical energy must be made at rates that are at TU Electric's Rate LPP or its successor tariff, or if no such tariff exists at that time, then at rates that are 95% of TU Electric's avoided energy costs, determined monthly.

6.03 Regulatory Approval. Producer may not deliver any energy to the TU Electric system at any rate other than Rate LPP until the Public Utility Commission of Texas (i) approves this Agreement, (ii) grants an exception to its substantive rules that allows TU Electric to recover the payments that it makes to Producer under this Agreement through a purchased power cost recovery factor, and (iii) makes findings of fact and conclusions of law that are reasonably satisfactory to both Producer and TU Electric. Findings of fact and conclusions of law that are reasonably satisfactory include without limitation findings of fact and conclusions of law that are substantially the same as the following:

      The prices, terms, and conditions of this Agreement were reasonable at the time this Agreement was entered into.

      This Agreement is a voluntary contractual arrangement between TU Electric and Producer.


Renewable Resource Energy Purchase Agreement - Page 21

      Purchase of renewable energy at the level provided under this Agreement is a reasonable and appropriate component of TU Electric's 1995 Integrated Resource Plan.

      The reasonableness and necessity of the prices, terms, and conditions of this Agreement and of TU Electric's decision to enter into this Agreement are properly determined based on the facts and circumstances existing at the time this Agreement was entered into.

      The prices, terms, and conditions of this Agreement and TU Electric's entry into this Agreement were prudent and reasonable, given the information and alternatives available to TU Electric at the time at which this Agreement was entered into.

      TU Electric's action in entering into this Agreement was reasonable and in the public interest.

      The pricing provisions and other terms of this Agreement are more favorable to TU Electric's customers than other proposed projects available to TU Electric from renewable resources of like technology.

      The price premium on electrical energy to be purchased by TU Electric under this Agreement, relative to conventional fossil-fueled generation that it will displace, is reasonable in light of the benefits that this Agreement will provide on the whole.

      The contingencies in this Agreement are reasonable.

      The payments that TU Electric will make to Producer under this Agreement are reasonable and necessary operating expenses of TU Electric.

      Good cause exists to grant an exception to the Public Utility Commission of Texas Substantive Rule 23.23, which exception allows the payments to be made by TU Electric to Producer under this Agreement to be recovered under a purchased power cost recovery factor.

If such approval, granting of an exception, findings of fact, and conclusions of law are not obtained in a form that is reasonably satisfactory to both Producer and TU Electric by the later of (i) May 1, 1995, or (ii) 270 days after TU Electric files an application requesting approval of this Agreement by the Public Utility Commission of Texas, then either party may immediately terminate this Agreement upon written notice to the other party sent on or before the later of (i) June 1, 1995, or (ii) 300 days after TU Electric files an application requesting approval of this Agreement by the Public Utility Commission of Texas. In the event of a termination under this Section, Producer shall pay any Interconnection Costs, or other costs, due to TU Electric under other provisions of this Agreement, in accordance with Article III. In lieu of terminating this Agreement, either party may elect, by a written notice given to the


Renewable Resource Energy Purchase Agreement - Page 22 other party on or before the later of (i) July 1, 1995, or (ii) 330 days after TU Electric files an application requesting approval of this Agreement by the Public Utility Commission of Texas, to substitute the energy prices set out in TU Electric's Rate LPP for the energy prices set out in this Agreement. If the party receiving such a notice is not willing to proceed with this Agreement at the energy prices set out in Rate LPP, then it can terminate this Agreement upon written notice given to the other party sent on or before the later of (i) August 1, 1995, or (ii) 360 days after TU Electric files an application requesting approval of this Agreement by the Public Utility Commission of Texas.

6.04 Insolvency. Besides the other causes for termination provided in this Agreement, a party (the "terminating party") may terminate this Agreement immediately upon written notice to the other party (the "insolvent party"), without any liability or responsibility under this Agreement, and without prejudice to any other power, right, or remedy that the party may have under this Agreement, if (a) the insolvent party files a voluntary petition under the bankruptcy or insolvency laws, (b) an involuntary proceeding is initiated against the insolvent party under the bankruptcy or insolvency laws, which involuntary proceeding remains undismissed for 180 consecutive days, or (c) the insolvent party cannot meet its debts in the ordinary course of business. However, this Agreement does not terminate if, within 10 days after the insolvent party receives written notice of the proposed termination, the insolvent party, as debtor-in-possession, or the insolvent party's trustee, receiver, assignee, or custodian, whichever is obligee under this Agreement, in writing affirms this Agreement and proves, to the terminating party's satisfaction, the ability to fulfill the insolvent party's obligations under this Agreement.

6.05 Uncontrollable Force.

(a) An "Uncontrollable Force" is an act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the reasonable control of the party.

(b) If either party is wholly or partly unable to perform any of its obligations under this Agreement, including without limitation Producer's obligation to attain Commercial Operation status by a date certain under
      Section 6.01(b), because of Uncontrollable Force, that party is excused to the extent that its performance is affected by the Uncontrollable Force if:

      (i) the nonperforming party gives the other party, within 14 days after the Uncontrollable Force begins, written notice describing the particulars of the Uncontrollable Force;

      (ii) the nonperforming party gives the other party, within 30 days after the Uncontrollable Force begins, a written explanation of the Uncontrollable Force and its effect on the nonperforming party's performance;

      (iii the suspension of performance is of no greater scope and of no longer duration than the Uncontrollable Force requires; and


Renewable Resource Energy Purchase Agreement - Page 23

      (iv the nonperforming party uses its reasonable efforts to remedy its inability to perform.

      When the nonperforming party can resume performance of its obligations under this Agreement, that party shall give the other party written notice to that effect.

(c    No Uncontrollable Force condition extends this Agreement's term.

(d Any excuse of non-performance due to an Uncontrollable Force condition cannot last longer than 180 days except upon the performing party's written consent, which the performing party may give or withhold in its sole discretion. If the Uncontrollable Force condition is not removed within 180 days, then Uncontrollable Force ceases to excuse non-performance.

(e TU Electric may exercise the rights granted in Sections 2.06(c) and 2.06(d) if Producer violates Section 2.06, even though an Uncontrollable Force caused the violation.

6.06 Termination.

(a   If:

      o either party materially breaches any warranty it makes in this Agreement, or

      o either party materially fails to fulfill any obligation it has under this Agreement, or

      o if any representation either party makes in this Agreement becomes, after the date of this Agreement, materially inaccurate, or is discovered to have not been materially accurate when made,

      then the party to whom the representation or warranty was made, or to whom the obligation was due, (the "Non-defaulting Party") may, besides any other remedies that may be available at law or in equity, terminate this Agreement upon 30 days advance written notice to the other party (the "Defaulting Party"), the 30 days commencing with the date of the other party's receipt of the notice. If, by the end of the 30-day period, the Defaulting Party has cured the breach, misrepresentation, or default, then the default ceases to exist, and this Agreement is not terminated. For any breach, misrepresentation, or default other than the payment of money, if breach, misrepresentation, or default cannot reasonably be cured within 30 days, and if the Defaulting Party begins work or other efforts to cure the breach, misrepresentation, or default within 30 days after receipt of the notice and then prosecutes the curative work with reasonable diligence until the curative work is completed, and if as a result the breach, misrepresentation, or default is cured within 90 days after the receipt of the notice, then the breach, misrepresentation, or default specified in the notice ceases to exist, and this Agreement is not terminated.

(b The rights to terminate in Section 6.06(a) are in addition to the rights to terminate this Agreement given in the following Sections of this Agreement, and the rights of a party to cure a default under Section 6.06(a) do not apply to termination rights given in, the following Sections of this Agreement: 1.03(e), 2.06(c), 3.03(c), 3.03(d), 6.01(b),
      6.03, and 6.04.


Renewable Resource Energy Purchase Agreement - Page 24

(c A person that is providing debt or equity financing for Producer in connection with the Renewable Resource Facility may cure any of Producer's defaults under this Agreement, and the effect of that cure is the same as if Producer had cured the default.

6.07 No Consequential Damages. Except as otherwise provided in Section 5.08, neither party is liable to the other for any special, indirect, or consequential damages or injury that may occur, in whole or in part, as a result of the breach of any contract, a tort, or any other cause, whether or not a party had knowledge of the circumstances that resulted in the special, indirect, or consequential damages, or could have foreseen that such damages would occur. Special, indirect, or consequential damages include--as representative examples and without limiting the phrase--lost profits, lost production time, lost business, lost work-in-process, claims of customers, replacement power, value of employees' lost time, delayed production of goods, loss of goodwill, increased costs, increased interest expense, and inability to make required payments.

              Article 7. Representations and Warranties

7.01 Representations and Warranties. Besides the other representations, obligations, and warranties of Producer, Producer now represents and warrants unconditionally to TU Electric that:

(a Producer is a limited partnership duly organized, validly existing, and in good standing under Delaware law and is duly authorized to do business in Texas.

(b Producer has full power and lawful authority to accomplish, execute, and fulfill all of its obligations and duties under this Agreement.

(c The Renewable Resource Facility is a Qualifying Facility, as that term is used and defined in 18 C.F.R. (Code of Federal Regulations) Part 292 as of the date of this Agreement, and Producer shall provide TU Electric with certification by the Federal Energy Regulatory Commission of that qualifying status under 18 C.F.R.ss.292.207(b) before the Partial Commercial Operation Date. Producer covenants that it shall maintain the Renewable Resource Facility as a Qualifying Facility.

(d Producer and New World will use reasonable efforts to obtain rights to manufacture and sell the Enercon model E-40, 500 kW wind turbine generator in North America. Upon request by TU Electric, Producer shall give TU Electric documentation showing those reasonable efforts and their results.

(e If either Producer, or New World, or any affiliate of New World is successful in obtaining rights to manufacture the Enercon model E-40, 500 kW wind turbine in North America and such rights result in a material favorable reduction in overall project costs as a result of the elimination of import duties or transportation costs, then Producer shall


Renewable Resource Energy Purchase Agreement - Page 25 negotiate in good faith with TU Electric to arrive at a mutually satisfactory arrangement to share any savings arising from such reduction in costs.

(f New World has established a business alliance with Westinghouse Electric Corporation. Producer and New World will use reasonable efforts to use the Westinghouse facility in Round Rock, Texas, or other facilities in TU Electric's service area for fabrication of the wind turbines to the fullest extent economically practical. Upon request by TU Electric, Producer shall give TU Electric documentation showing those reasonable efforts and their results.

(g Producer will use the services of vendors located within the TU Electric service area to the extent economically practical. Producer will solicit and consider bids from such local vendors for work and materials such as anchor bolts, steel support structures, electrical equipment, road construction, etc. Upon request by TU Electric, Producer shall give TU Electric documentation showing that its use of vendors in TU Electric's service area was to the extent economically practical.

(h Producer will ensure that minority-owned and women-owned businesses have equal opportunities to participate in its purchase of materials and services for, and its construction, operation, and maintenance of, the Renewable Resource Facility. Upon request by TU Electric, Producer shall give TU Electric documentation showing the steps that it has taken to ensure such equal opportunities and the results of those steps.

(i The major items installed (i.e., wind turbines, power conditioning equipment, etc.) at the Renewable Resource Facility are newly manufactured and state-of-the-art technology.

(j If technology improves, and Producer, in its sole judgement, decides to retrofit the Renewable Resource Facility with improved, more economical, or more efficient technology, and if TU Electric approves the proposed retrofit under Section 1.05(c), Producer will share the savings with TU Electric. In that event, Producer and TU Electric agree to negotiate in good faith about a methodology to share those savings.

(k Producer will use its best efforts to ensure that the Commercial Operation Date occurs no later than 90 days after the Phase One Commercial Operation Date. Upon request by TU Electric, Producer shall give TU Electric documentation showing those best efforts and their results.

(l Producer will use its reasonable efforts to assure that the Renewable Resource Facility is maintained in accordance with prudent industry utility practices for the same or similar facilities.

                           Article 8. Confidentiality


Renewable Resource Energy Purchase Agreement - Page 26

8.01 Scope. Information that qualifies as Confidential Information is trade secret information that concerns the internal aspects of the Renewable Resource Facility, such as cost of materials, cost of equipment, pro formas, certain third party agreements, and site-specific wind profiles. Information that directly affects TU Electric or its customers--such as the quantities of electrical energy produced or to be produced, the prices for electrical energy, amounts paid, and the terms and conditions of this Agreement--cannot be claimed to be Confidential Information, and TU Electric does not agree to keep it confidential.

8.02 Obligation. TU Electric agrees-for itself, its parent, subsidiary, and affiliated corporations, and their respective directors, officers, employees, and representatives, including without limitation, attorneys, accountants, and consultants (all collectively called "Affiliated Persons")--that it will exercise its best efforts to avoid distributing or disclosing Confidential Information, as defined above, to any person, corporation, or entity other than TU Electric's Affiliated Persons, except as follows:

(a TU Electric may disclose Confidential Information under the valid order of an administrative or judicial officer having jurisdiction. TU Electric must oppose such an order unless opposition to it is waived in writing by Producer, which waiver may not be unreasonably withheld. TU Electric is not required to oppose any order requiring disclosure in any judicial or administrative proceeding by appeal, separate legal proceeding, or extraordinary measures if TU Electric gives Producer written notice of the order, and Producer does not, within 10 days after receiving the notice, agree to pay the reasonable costs (including attorney's fees) of any opposition by appeal, separate legal proceeding, or extraordinary measures.

(b TU Electric may disclose Confidential Information to governmental or regulatory officials or the public as required by any law, regulation, or order, including without limitation laws or regulations requiring disclosure of financial information, information material to financial matters, and filing of financial reports, but TU Electric shall make reasonable efforts to restrict public access to the documents or other information disclosed, by protective order or otherwise.

(c TU Electric may disclose Confidential Information as it deems necessary or advisable to state and recover its costs through its rates from its customers or to obtain any other regulatory approval or action that it deems necessary or advisable, but TU Electric shall make reasonable efforts to restrict public access to the documents or other information disclosed, by protective order or otherwise.

TU Electric's obligations under this Article do not apply to any information (1) that is already in, or that comes into, the public domain, (2) that is in TU Electric's possession before Producer's response is submitted, or (3) that TU Electric obtains from other sources.

8.03 Term. TU Electric's obligations to not disclose or distribute the Confidential Information are effective for 21 years from the date of this Agreement. TU Electric may terminate its obligation as to any Confidential Information at any time before that by returning the Confidential Information to Producer. Such an early termination only affects the


Renewable Resource Energy Purchase Agreement - Page 27

Confidential Information returned and does not affect TU Electric's obligations as to other Confidential Information in its possession.

                          Article 9. Option to Purchase

9.01 Grant of Option. When the term of this Agreement expires, TU Electric may, at its option, purchase the Renewable Resource Facility, associated facilities, all of Producer's land rights and interests in land associated with the Renewable Resource Facility, including without limitation easements for ingress and egress, rail transportation, electric transmission and distribution facilities, communication lines, and other utility services (collectively the "Property") and all contracts, contract rights, and legal rights associated with the Property (the "Contract Rights"), as provided after this. If this Agreement expires under its terms, the option period is 150 days, commencing one year before the term of this Agreement expires. If this Agreement is terminated before its stated term ends, then the option period is 150 days commencing on the effective date of the termination. This option, this Article 9, and Section
10.04 of this Agreement survive the termination or expiration of this Agreement.

9.02 Information.

(a Producer shall give a copy of all of the following described documents to TU Electric as soon as is reasonably practical:

      (i documents concerning the financing and any refinancing of the Renewable Resource Facility and any modifications to those documents; and

      (ii documents concerning the land rights and interests in land that are associated with the Renewable Resource Facility and any modifications to those documents.

(b TU Electric may request information as to the Renewable Resource Facility, its costs of construction and operations, and other information pertinent to exercise of any option:

      (i during the thirteenth, fourteenth, and fifteenth years of the term of this Agreement;

      (ii if TU Electric exercises its first option to extend the term of this Agreement, then during the eighteenth, nineteenth, and twentieth years of the term of this Agreement;

      (iii if TU Electric exercises its second option to extend the term of this Agreement, then during the twenty-third, twenty-fourth, and twenty-fifth years of the term of this Agreement; and

      (iv if this Agreement is terminated earlier than its stated term, then during the 210 days after the effective date of termination.


Renewable Resource Energy Purchase Agreement - Page 28

      Producer must promptly furnish the information so requested and may never furnish the information later than 30 days after it receives the request.

(c If Producer fails or refuses to furnish any information requested under Section 9.02(b) within 30 days, then:

      (i TU Electric has 60 days from the request to conduct any reasonable investigation at Producer's expense to obtain the information; and

      (ii the option period is automatically extended 30 days, making the option period 180 days.

9.03 Manner of Exercise. TU Electric may exercise any option granted in this Article by giving written notice to Producer before the end of the option period. If TU Electric fails to give notice within that period, then the option terminates.

9.04 Title. Title to be conveyed to the Property must be marketable title, free and clear of all liens, encumbrances, restrictions, and easements created or knowingly allowed by Producer.

9.05 Possession and Risk of Loss. Producer shall continue in possession of the Property until closing and shall maintain it in its then-present condition, reasonable wear from ordinary use excepted. Possession must be transferred to TU Electric on closing. Risk of loss from fire or other casualty to the Property is Producer's until transfer of possession. Producer shall maintain adequate insurance against loss, including extended coverage, during that period. In case of damage to the Property by fire or other casualty after TU has exercised one of its options but before closing, TU Electric may either (a) terminate the option by written notice to Producer, or (b) give Producer written notice that the insurance proceeds are to be used to repair the Property, have the Fair Market Value redetermined, and go forward with the purchase option. Producer must transfer all insurance policies on the Property to TU Electric at closing, at TU Electric's option.

9.06 Closing Date.

(a The purchase must be closed on or before the latest of (i) the first business day following expiration of this Agreement, (ii) if this Agreement is terminated earlier than its stated term, the first business day that is 300 days after this Agreement is terminated earlier than its stated term, and (iii) 15 days after determination of Fair Market Value under Subsection 9.09(a)(i).

(b If final regulatory approval is not obtained by the closing date, as extended, or if the approval is not satisfactory to TU Electric, it may withdraw its exercise of the option without penalty or other liability.

9.07 Environmental Matters.

(a If the option described in Section 9.01 is exercised, then Producer shall, within 90 days after delivery of the notice of exercise, secure and submit to TU Electric an environmental report covering the Property issued by a person who is satisfactory to TU


Renewable Resource Energy Purchase Agreement - Page 29

      Electric. Within 10 days after that TU Electric shall give written notice to Producer of any defects in or objections to the Property's environmental condition described in that report, and Producer shall remedy those defects and objections as soon as practicable but never later than closing. If Producer does not remedy the defects and objections or submit evidence of an ability and a plan to do so before closing, and the failure continues for 120 days after the date the option was exercised, then TU Electric may:

      (i remedy the defects and objections to the extent so required before closing and charge the cost of remedy to Producer; or

      (ii terminate the option by giving written notice to Producer any time before the closing date determined under Section 9.06.

(b Producer represents and warrants that the Property will comply with, at closing, the following environmental conditions:

      (i No Hazardous Materials are present on the Property except in a manner acceptable to the United States Environmental Protection Agency, the Texas Water Commission, the Texas Department of Health, or the Texas Railroad Commission, or the successors of those entities. "Hazardous Materials" means (A) any petroleum products, radioactive materials, or any other substance or material defined as a hazardous or toxic substance or waste by any federal, state, or local law, ordinance, rule, or regulation, (B) any asbestos or asbestos-containing substance, whether or not defined as hazardous or toxic, and (C) industrial solid waste regulated by the Texas Industrial Solid Waste Act or any successor or similar legislation.

      (ii Producer has not been identified in any litigation, administrative proceeding, or investigation as a potentially responsible party for any liability under any federal, state, or local law, ordinance, rule, regulation, or order with respect to the investigation, generation, transportation, disposal, release, discharge, removal, or remediation of Hazardous Materials at or from the Property.

      (iii Other than in connection with the Renewable Resource Facility's operation and in compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders, none of the Property contains, or is now, or ever has been, used by Producer to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process, build, or transport Hazardous Materials.

      (iv The Property complies with all applicable federal, state, and local environmental standards and requirements affecting the Property and has no environmental conditions that could interfere with the Renewable Resource Facility's continued operation.

      (v No underground storage tanks are or have been used to store Hazardous Materials on the Property.


Renewable Resource Energy Purchase Agreement - Page 30

9.08 Closing. At closing, Producer shall convey to TU Electric the Property and shall assign to TU Electric (and TU Electric shall assume) such of the Contract Rights as TU Electric may elect. Taxes and assessments for the current year, rentals under existing leases and tenancies, and payments under contracts being assumed must be prorated between the parties as of the closing date.

9.09 Purchase Price.

(a    (i    The purchase price is the Property's Fair Market Value. "Fair Market
            Value" must be determined according to industry standards for similar facilities; current use and the value of Renewable Resource
            Facility licenses and permits may be considered. No value may be attributed because of this Agreement.

      (ii   (A0   If the parties have not agreed upon Fair Market Value by 120 days before this Agreement expires, then either TU Electric or Producer may give written notice to the other requesting determination of Fair Market Value by appraisal, and TU
                  Electric and Producer shall then consult to appoint a mutually acceptable qualified independent appraiser.

            (B0 If this Agreement is terminated before its stated expiration date, then if the parties have not agreed upon Fair Market Value within 20 days after this Agreement is terminated, then either TU Electric or Producer may give written notice to the other requesting determination of Fair Market Value by appraisal, and TU Electric and Producer shall then consult to appoint a mutually acceptable qualified independent appraiser.

      (iii If the parties are unable to agree on an appraiser within 20 days after the notice is given, then Fair Market Value must be determined by a panel of three independent appraisers. TU Electric may select one appraiser, and Producer may select another appraiser; however, if either TU Electric or Producer fails to notify the other party in writing of the appraiser it has selected within 30 days after the notice is given, then the American Arbitration Association (or its successor) must select an appraiser for that party. The two appraisers selected shall select the third appraiser or, if they do not agree on a third appraiser within 10 days after each of the two appraisers has been selected, then the American Arbitration Association (or its successor) must choose the third appraiser.

      (iv The appraiser or appraisers appointed must be instructed to determine the Fair Market Value within 45 days after the appointment. The determination of the appraiser or appraisers is final and binding upon the parties. If three appraisers are appointed, the determination of the appraiser that differs most from the second highest determination of all three appraisers must be excluded, the remaining two determinations must be averaged, and that average is the determination of the appraisers.


Renewable Resource Energy Purchase Agreement - Page 31

      (v TU Electric shall pay the fees and expenses of the appraiser appointed by or for TU Electric, Producer shall pay the fees and expenses of the appraiser appointed by or for Producer, and the parties shall each pay one-half of the fees and expenses of the third appraiser.

(b TU Electric shall also assume Producer's obligations under any Contract Rights that TU Electric elects to assume in its notice exercising its option.

9.10 Assignment of Option. As long as TU Electric remains obligated to pay the purchase price for the Property, TU Electric may assign any of its options, before or after their exercise, to any wholly-owned subsidiary of Texas Utilities Company or to any of its subsidiaries and one or more third parties or to a partnership, corporation, or other entity owned by any of its subsidiaries and one or more third parties.

9.11 Memorandum of Option. Producer shall execute, acknowledge, and deliver a Memorandum of Option in the form attached as Exhibit 9.11 and agrees that TU Electric may record the Memorandum in the records of the County Clerk in each county in which the Property is located.

                            Article 10. Miscellaneous

10.01 Subject to Regulation. This Agreement may be subject to regulation by regulatory authorities having jurisdiction. The parties do not intend by this paragraph to confer or extend jurisdiction over this Agreement to any regulatory authority.

10.02 Assignment. Producer may assign this Agreement for collateral security purposes, but Producer may not otherwise assign this Agreement or any of its rights, duties, or obligations under this Agreement without TU Electric's prior written consent, which may not be unreasonably withheld or delayed. Any attempted assignment that violates this Section is void and ineffective against TU Electric. TU Electric may assign this Agreement, in whole or in part, to any person or entity without obtaining Producer's consent. No assignment of this Agreement releases the assignor from liability under this Agreement. This Agreement inures to the benefit of and binds both (a) TU Electric, its successors, and its assigns allowed under this Agreement, and (b) Producer, its successors, and its assigns allowed under this Agreement.

10.03 Time Is of Essence. Time is of the essence with regard to performance of this Agreement.

10.04 Notices.

(a Any notices, demands, or requests required or authorized by this Agreement, or any other instrument or document required or authorized to be tendered or delivered by either party, must be in writing and personally delivered or sent by certified mail, return


Renewable Resource Energy Purchase Agreement - Page 32 receipt requested (except that billing statements and payments may be by regular mail), postage prepaid, to:

     (i   If to TU Electric:

          (A0 with respect to operations:   (B0 with respect to all other
                                                matters:

              Generation Coordinator            Manager, Non-Utility Purchases
              Texas Utilities Electric Company  Texas Utilities Electric Company
              2233-B Mountain Creek             Skyway Tower
              Parkway                           400 North Olive St., L.B. 81
              Dallas, Texas 75211               Dallas, TX 75201
              Telephone:  214-944-7404
              Facsimile:  214-330-4598

     (ii  If to Producer:

          Al Austin, Secretary
          New World Power Corporation
          558 Lime Rock Road
          Lime Rock, Connecticut 06039
          Facsimile:  203-435-0505

(b Producer may designate by written notice one additional person to receive operational notices.

(c Producer shall, before the Phase One Partial Commercial Operation Date, notify TU Electric in writing of one or more telephone numbers that will be answered by a representative of Producer for 24 hours every day.

(d The person to receive notices or the address for such notices may be changed by written notice from one party to the other party under this Section. Any written notice, demand, or request given under this Section is deemed to be given upon the earlier of (i) actual receipt, or (ii) deposit in the U.S. mail, properly addressed, and with adequate postage. If a party is required to take some action within a certain time, which period is begun by a notice given by mail, then the time is extended by three Business Days. Routine operational notices and communications and notices during an emergency or other unforeseen event may be made in person or by telephone.

(e TU Electric shall send a copy of any notices of default by Producer to one person designated by Producer to receive notices on behalf of parties providing debt or equity financing to Producer in connection with the Renewable Resource Facility. Producer may designate or redesignate such a person to receive copies of notices by sending a written designation to TU Electric.


Renewable Resource Energy Purchase Agreement - Page 33

10.05 No Rights of Third Parties. This Agreement is intended only for the parties' benefit. Nothing in this Agreement may be construed to create any duty to, any standard of care concerning, or any liability to, any person not a party to this Agreement.

10.06 Subject to Applicable Laws. This Agreement is subject to applicable federal, state, and local laws, ordinances, rules, and regulations. Nothing in this Agreement may be construed as a waiver of any right to question or contest any law, ordinance, rule, regulation, or asserted regulatory jurisdiction.

10.07 No Partnership. This Agreement is not intended to create and does not create an association, joint venture, or partnership between the parties or to impose any partnership obligation or liability upon either party. Neither party has any right, power, or authority to enter any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other party.

10.08 Amendment. This Agreement may be amended any time, but only by a written agreement signed by both parties to this Agreement.

10.09 No Waiver. The waiver of a breach of any provision of this Agreement does not waive any other breach of that provision or of any other provision.

10.10 Captions. The captions of the various articles and sections of this Agreement are for convenience and reference only and do not limit or define any terms and provisions of this Agreement.

10.11 Complete Agreement. This Agreement (with its Exhibits) represents the parties' final and mutual understanding concerning its subject matter. It replaces and supersedes any prior agreements or understandings, whether written or oral. No representations, inducements, promises, or agreements, oral or otherwise, have been relied upon or made by any party, or anyone on behalf of a party, that are not fully expressed in this Agreement. An agreement, statement, or promise not contained in this Agreement is not valid or binding.

10.12 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with Texas law. The parties agree that the proper venue and jurisdiction for any cause of action relating to this Agreement shall be in Dallas County, Texas.

10.13 Severability. In the event any provision of this Agreement is held to be void, unlawful, or otherwise unenforceable, that provision will be severed from the remainder of the Agreement, and replaced automatically by a provision containing terms as nearly like the void, unlawful, or unenforceable provision as possible; and the Agreement, as so modified, will continue to be in full force and effect. If the application of any provision of this Agreement to any person or circumstance is held to be void, unlawful, or unenforceable, then that provision remains valid, lawful, and enforceable as applied to other persons and circumstances.


Renewable Resource Energy Purchase Agreement - Page 34

10.14 Exhibits. The Exhibits attached to this Agreement and listed in the Table of Contents are incorporated in this Agreement and made a part of this Agreement as if repeated verbatim in this Agreement.

10.15 Construction. In this Agreement, the following rules of construction apply, unless expressly provided otherwise or unless the context clearly requires otherwise:

(a The singular includes the plural, and the plural includes the singular. The present tense includes the future tense, and the future tense includes the present tense. Words importing any gender include the other gender.

(b The word "shall" denotes a duty. The word "must" denotes a condition precedent or subsequent. The word "may" denotes a privilege or discretionary power. The phrase "may not" denotes a prohibition. References to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible visible form. The words "including", "includes", and "include" are deemed to be followed by the words "without limitation."

(c References to Articles, Sections (or subdivisions of Sections), Exhibits, annexes, appendices, or schedules are to this Agreement, unless expressly stated otherwise. References to statutes, tariffs, or regulations include all statutes, tariffs, or regulations consolidating, amending, or replacing the statute, tariff, or regulation referred to. References to industry publications (such as IEEE 519) include all publications consolidating, amending, or replacing the publication referred to. References to agreements and other contractual instruments include all subsequent amendments and other modifications to the instruments, but only to the extent the amendments and other modifications are not prohibited by this Agreement. References to persons or entities include their respective successors and permitted assigns and, for governmental entities, entities succeeding to their respective functions and capacities.

10.16 Delivery of Copy of Agreement. TU Electric has delivered a copy of this Agreement to Producer for its review; that delivery does not constitute an offer to Producer. This Agreement is not effective until a copy executed by Producer is delivered to and executed by TU Electric.

      Executed as of the date first stated above.


Renewable Resource Energy Purchase Agreement - Page 35

     New World Power Texas                Texas Utilities Electric Company
     Renewable Energy Limited
     Partnership

                                          By:
                                             ----------------------------

By:  The New World Power Corporation
                                          Title:
                                                -------------------------
                                          Date:
                                                -------------------------
     By:
        -------------------------
     Title:
           ----------------------
     Date:
           ----------------------


Renewable Resource Energy Purchase Agreement - Page 36

                                  EXHIBIT 1.01
                   Description of Renewable Resource Facility

One Line Diagram
Site Plan

Note: The following items are being developed by NWP and will be included with the executed contract.

Structural Specifications Including Supporting Towers and Foundations Enercon Wind Turbine Generator Specifications
Enercon Rotor Blade Specifications
Enercon Inverter Specifications

                                  EXHIBIT 1.01
                                   Page 1 of 5
                   Description of Renewable Resource Facility

                                One Line Diagram

                                  EXHIBIT 1.01
                                   Page 2 of 5
                   Description of Renewable Resource Facility

                                  Site Plan Map

                                  EXHIBIT 1.01
                                   Page 3 of 5
                   Description of Renewable Resource Facility
                  Enercon Wind Turbine Generator Specifications

                        Drawing and general descriptions

                                  EXHIBIT 1.01
                                   Page 4 of 5
                   Description of Renewable Resource Facility
                       Technical Data for Grind conversion

                           Drawing of Enercon Inverter

                                  EXHIBIT 1.01
                                   Page 5 of 5
                   Description of Renewable Resource Facility

                    Drawing of Enercon Wind Turbine Generator

                                 EXHIBIT 1.02(g)
                          Relay Protective Requirements

One line diagram depicting protective relays required for coordination with TU Electric system.

                                  EXHIBIT 1.03
                           Interconnection Facilities

One line diagram showing point of interconnection between the Renewable Resource Facility and TU Electric and the facilities to be added or modified to accommodate the interconnection.

                                 EXHIBIT 1.03(f)
                    Telemetering and SCADA Table Requirements

DEVICE/LINE                                    DATA REQUIRED PER DEVICE

69 kV side of Producer Substation              Three phase megawatts
                                               Three phase megavars
                                               Voltage

69 kV circuit breaker in Producer              Substation Control Status
                                               indication Two sets of "a"
                                               contacts


For 69 kV Renewable Resource Facility/TU       MWh in Y1, K1, Z1 pulses
Electric Tie                                   MW  "In" and "Out"

Meteorological Data                            Wind Speed
                                               Temperature
                                               Wind Direction

Note: All analog signals to be 0 to + or - 1 mA transducer output signals.


Exhibit 1.03(f) - Page 1 of 1

                                 EXHIBIT 2.01(a)

  List Of Items To Be Completed Before Phase One Partial Commercial Operation

1. The construction of Phase One of the Renewable Resource Facility is complete except for minor punch-list type items.

2. Phase One of the Renewable Resource Facility is available for normal and continuous operation.

3. The Trip Test, Relay Test, and Test A under Power Factor Tests described in Section 2.02(a) have been run and passed, and Test B under the Power Factor Tests described in Section 2.02(a) has been run according to the procedures and other conditions of Exhibit 2.02(a), including the preparation and acceptance of the final written test reports.

4. TU Electric has given its written approval of the Renewable Resource Facility Plans.

5. Producer has furnished TU Electric with an insurance certificate and opinion letter evidencing that the insurance required by this Agreement is in place.

6. Producer has paid in full any costs due to TU Electric, including all costs for Interconnection Facilities.

7. The Public Utility Commission of Texas has approved this Agreement and made the findings of fact and conclusions of law that are reasonably satisfactory both to Producer and to TU Electric.


Exhibit 2.01(a) -- Page 1 of 1

                           EXHIBIT 2.01(b)

  List Of Items To Be Completed Before Phase Two Partial Commercial Operation

1. The construction of Phase One and Phase Two of the Renewable Resource Facility is complete except for minor punch-list type items.

2. Phase One and Phase Two of the Renewable Resource Facility is available for normal and continuous operation.

3. The Trip Test, Relay Test, and Test A under Power Factor Tests described in Section 2.02(a) have been run and passed, and Test B under the Power Factor Tests described in Section 2.02(a) has been run according to the procedures and other conditions of Exhibit 2.02(a), including the preparation and acceptance of the final written test reports.

4. TU Electric has given its written approval of the Renewable Resource Facility Plans.

5. Producer has furnished TU Electric with an insurance certificate and opinion letter evidencing that the insurance required by this Agreement is in place.

6. Producer has paid in full any costs due to TU Electric, including all costs for Interconnection Facilities.

7. The Public Utility Commission of Texas has approved this Agreement and made the findings of fact and conclusions of law that are reasonably satisfactory both to Producer and to TU Electric.


Exhibit 2.01(b) -- Page 1 of 1

                                 EXHIBIT 2.01(c)

            List Of Items To Be Completed Before Commercial Operation

1. The construction of the Renewable Resource Facility is complete except for minor punch-list type items.

2. The Renewable Resource Facility is available for normal and continuous operation.

3. The Trip Test, Relay Test, and Test A under Power Factor Tests described in Section 2.02(a) have been run and passed, and Test B under the Power Factor Tests described in Section 2.02(a) has been run according to the procedures and other conditions of Exhibit 2.02(a), including the preparation and acceptance of the final written test reports.

4. TU Electric has given its written approval of the Renewable Resource Facility Plans.

5. Producer has furnished TU Electric with an insurance certificate and opinion letter evidencing that the insurance required by this Agreement is in place.

6. Producer has paid in full any costs due to TU Electric, including all costs for Interconnection Facilities.

7. The Public Utility Commission of Texas has approved this Agreement and made the findings of fact and conclusions of law that are reasonably satisfactory both to Producer and to TU Electric.


Exhibit 2.01(c) -- Page 1 of 1

                                 EXHIBIT 2.02(a)
                           Performance Test Procedures

1.    Trip Test

      Procedures: Perform a trip test on the 69 kV breaker connecting the Renewable Resource Facility to TU Electric's transmission system. This test should verify that each tripping relay and tripping power source will trip the breaker and that the breaker is operating properly. This test shall be in accordance with the manufacturer's recommendations.

2.    Relay Test

      Procedures: Perform calibration and functional tests on the Renewable Resource Facility's protective relaying scheme for the 69 kV breaker and main step-up transformer. Each relay connected to the 69 kV breaker or step-up transformer should be calibrated and tested for proper operation. These tests shall be in accordance with the manufacturer's recommendations.

3.    Power Factor Tests

      Procedures:

      Test A. Perform a power factor test on the Renewable Resource Facility to verify the ability of individual wind turbines to operate at a lagging power factor of 0.9 for 1 hour and a leading power factor of 0.9 for 1 hour. This test must be performed under normal operating conditions on a representative number of wind turbine generators, to be determined by TU Electric. The power factor should be measured on the low voltage bus of the pad transformer that steps the voltage of the inverter up to the 25 kV level. The written power factor test report must include data sheets and results listing the power factor, total generation, and voltage for each wind turbine generator tested.

      Test B. Perform a power factor test on the Renewable Resource Facility to record the ability to operate at a lagging power factor of 0.9 for 1 hour and a leading power factor of 0.9 for 1 hour. This test must be performed under normal operating conditions with all available wind turbines in service. The power factor should be measured at the Point of Interconnection. For both
                0.9 leading and for 0.9 lagging conditions, the written power factor test report must include data sheets and results listing the Renewable Resource Facility power factor, Renewable Resource Facility total generation, Renewable Resource Facility voltage, and number of wind turbines in service.



Exhibit 2.02(a) - Page 1 of 1

                                  EXHIBIT 3.01
                                Payment Schedule

Monthly Payments

A. Payable to TU Electric by Producer. Producer shall pay a monthly charge for meter reading, billing, and administration of this Agreement based on TU Electric's Rate LPP as is in effect from time to time. The applicable customer charge for Rate LPP is currently $600.00 per month. The current Rate LPP is attached to, and is part of, this Exhibit 3.01.

B. Payable to Producer by TU Electric. Trial Energy is:

      1. All energy delivered to TU Electric at the Point of Interconnection and produced by the Renewable Resource Facility before the Phase One Partial Commercial Operation Date;

      2. All energy delivered to TU Electric at the Point of Interconnection and produced by portions of the Renewable Resource Facility other than Phase One before the Phase Two Partial Commercial Operation Date and on or after the Phase One Partial Commercial Operation Date; and

      3. All energy delivered to TU Electric at the Point of Interconnection and produced by portions of the Renewable Resource Facility other than Phase One and Phase Two before the Commercial Operation Date and on or after the Phase Two Partial Commercial Operation Date.

After the Phase One Commercial Operation Date, the amount of Trial Energy in a month is to be determined by reading Producer's meters.

TU Electric will pay Producer for Trial Energy at Rate LPP and will pay Producer for all other electric energy delivered to TU Electric at the Point of Interconnection and produced by the Renewable Resource Facility at the rates stated in the table below.

================================    ===========================
  Calendar        Payment Rate        Calendar    Payment Rate
    Year          (Cents/kWh)           Year       (Cents/kWh)
--------------------------------    ---------------------------
    1996            3.90                2004          4.94
--------------------------------    ---------------------------
    1997            4.02                2005          5.09
--------------------------------    ---------------------------
    1998            4.14                2006          5.24
--------------------------------    ---------------------------
    1999            4.26                2007          5.40
--------------------------------    ---------------------------
    2000            4.39                2008          5.56
--------------------------------    ---------------------------
    2001            4.52                2009          5.73
--------------------------------    ---------------------------
    2002            4.66                2010          5.90
--------------------------------    ---------------------------
    2003            4.80                2011          6.08
================================    ===========================


Exhibit 3.01 - Page 1 of 1

                           EXHIBIT 3.06(b)
         Parameters to be Monitored and Recorded by Producer

       PARAMETERS                            DESCRIPTION            UNITS
       ----------                            -----------            -----

1.     Meteorological

       1.1  Wind Speed                       10 meter height        miles/hr
                                             40 meter hub height    miles/hr
                                             50 meter hub height    miles/hr

       1.2  Temperature                      met tower              Degrees F

       1.3  Wind Direction                   met tower              compass(ENE)

2.     Electrical

       2.1  Main Unit Transformer            Gross Demand           kW
       (25 kv bus)                           Gross Energy           kWh
                                             Gross Reactive Demand  kVars
                                             Current (a, b, c)      amps
                                             Potential              kV
                                             Frequency              HZ
                                             Top Oil Temperature    degrees F
                                             LTC Changes            count

       2.2  Renewable Resource Facility      Demand                 kW
       Circuit #1                            Energy                 kWh
                                             Reactive Demand        kVars
                                             Current (a, b, c)      amps
                                             Trip Count             count


       2.3  Renewable Resource Facility      Demand                 kW
       Circuit #2                            Energy                 kWh
                                             Reactive Demand        kVars
                                             Current (a, b, c)      amps
                                             Trip Count             count


       2.4  Renewable Resource Facility      Demand                 kW
       Circuit #3                            Energy                 kWh
                                             Reactive Demand        kVars
                                             Current (a, b, c)      amps
                                             Trip Count             count



Exhibit 3.06(b) - Page 1 of 2

NOTE: The information monitored and recorded by Producer under the heading "Cost
      Data" immediately below is to be treated as highly sensitive Confidential Information by TU Electric under the provisions of Article 8.

3.    Cost Data

      3.1  Actual Installed Cost          Site Development and    Total
                                          Preparation
                                          Wind Turbine            Each
                                          Structure               Each
                                          Electrical System       Total
                                          Balance of Plant by     Each
                                          major component

      3.2  Operating Cost                 Land                    Annual
                                          Routine Maintenance     Annual
                                          (including labor
                                          rates and hours per
                                          turbine)
                                          Major Overhauls         Annual
                                          Operations              Annual
                                          Balance of Cost by      Annual
                                          major category

4.    Outages

      4.1  Forced Outages                 Cause                   Per Turbine
                                          Description of          Per Turbine
                                          Failed Equipment
                                          Time Required for       Per Turbine
                                          Repair

5.    Avian Mortality

      5.1  Type of Bird                   Cause (blade strike,    Monthly
                                          electrocution, etc.)


Exhibit 3.06(b) - Page 2 of 2

                                  EXHIBIT 9.11
                              Memorandum of Option

State of Texas
County of Howard

      This Memorandum of Option ("Memorandum") is executed concurrently with a Renewable Resource Energy Agreement ("Agreement") between the undersigned parties, and both this Memorandum and the Agreement constitute an Agreement between New World Power Texas Renewable Energy Partnership, a Texas limited partnership ("Producer") and Texas Utilities Electric Company, a Texas corporation ("TU Electric"), relating to a wind generation facility (the "Renewable Resource Facility"), with a total nameplate electrical generating capacity of 40,000 kilowatts ("kW") and anticipated average net annual generation of 113,000,000 kilowatt-hours ("kWh") located in Howard County, Texas and related contract rights (all of which is collectively called the "Property"). The Renewable Resource Facility is located on the following real property in Howard County, Texas:

      [metes and bounds description of real property]

Producer hereby grants, for valuable consideration described in the Agreement, to TU Electric the exclusive right and option to buy the Property at a price, and under terms and conditions, described in the Agreement. This Option expires if it is not exercised with in the time specified in the Agreement, which may be as early as 150 days after the Agreement is terminated or as late as 25 years after the Renewable Resource Facility begins Commercial Operation as defined in the Agreement, which is anticipated to be near June 15, 1996.

      Executed on the ___ day of ______, 1994.


      New World Power Texas                 Texas Utilities Electric Company
      Renewable Energy Limited
      Partnership

                                            By:
                                                ---------------------
     By:  The New World Power               Title:
          Corporation                             -------------------
          General Partner                   Date:
                                                  -------------------

     By:
         ---------------------
     Title:
           -------------------
     Date:
           -------------------


Exhibit 9.11 -- Page 1 of 2

                                 Acknowledgment

State of Texas
County of ______________

      This instrument was acknowledged before me on __________________, 1994, by ______________________, _______________________ of The New World Power
Corporation, which is the general partner of New World Power Texas Renewable Energy Partnership, a Texas limited partnership, on behalf of said partnership.


                                            --------------------------
                                            Notary Public


                                            --------------------------
                                            Typed or printed name of notary


                                            My commission expires:


                                            --------------------------
Exhibit 9.11 -- Page 2 of 2

                                 Amendment No.2
                                       To
                  Renewable Resource Energy Purchase Agreement

This Amendment No. 2 to Renewable Resource Energy Purchase Agreement (the "Amendment") dated __________________, 1997, is between Texas Utilities Electric Company ("TU Electric"), a Texas corporation with offices in Dallas, Dallas County, Texas, and New World Power Texas Renewable Energy Limited Partnership ("Producer"), a limited partnership of which The New World Power Corporation, a Delaware corporation with offices in Lime Rock, Connecticut, is the general partner.

TU Electric and Producer entered into a Renewable Resource Energy Purchase Agreement dated September 13, 1994 (the "Agreement") The parties now desire to amend that Agreement.

Therefore, in consideration of the promises made in this Amendment, TU Electric and Producer agree as follows:

1. This Amendment is effective only if both TU Electric and Producer have executed it. The portions of the Agreement that are not modified by this Amendment are still effective.

2.    Exhibit 3.01 to the Agreement is replaced by the attached revised Exhibit
      3.01 - "Revised Pursuant to Amendment No.2".

Signed and effective as of the date first stated above.

New World Power Texas Renewable                 Texas Utilities Electric Company
Energy Limited Partnership

By:  The New World Power Corporation            By:
                                                    ------------------
                                                Title:
                                                      ----------------
                                                Date:
                                                      ----------------

     General Partner

By:
    ------------------
Title:
      ----------------
Date:
      ----------------

                                  EXHIBIT 3.01
                      (Revised Pursuant to Amendment No.2)
                                Payment Schedule
                                   Page 1 of 2

Monthly Payments

A. Payable to TU Electric by Producer. Producer shall pay a monthly charge for meter reading, billing, and administration of this Agreement based on TU Electric's Rate LPP as is in effect from time to time. The applicable customer charge for Rate LPP is currently $600.00 per month. The current Rate LPP is attached to, and is part of, this Exhibit 3.01.

B. Payable to Producer by TU Electric. Trial Energy is:

1. All energy delivered to TU Electric at the Point of Interconnection and produced by the Renewable Resource Facility before the Phase One Partial Commercial Operation Date:

2. All energy delivered to TU Electric at the Point of Interconnection and produced by portions of the Renewable Resource Facility other than Phase One before the Phase Two Partial Commercial Operation Date and on or after the Phase One Partial Commercial Operation Date; and

3. All energy delivered to TU Electric at the Point of Interconnection and produced by portions of the Renewable Resource Facility other than Phase One and Phase Two before the Commercial Operation Date and on or after the Phase Two Partial Commercial Operation Date.

After the Phase One Commercial Operation Date, the amount of Trial Energy in a month is to be determined by reading Producer's meters.

Renewable Resource Energy Purchase Agreement

                                  EXHIBIT 3.01
                      (Revised Pursuant to Amendment No.2)
                                Payment Schedule
                                   Page 2 of 2

TU Electric will pay Producer for Trial Energy at Rate LPP and will pay Producer for all other electric energy delivered to TU Electric at the Point of Interconnection and produced by the Renewable Resource Facility at the rates stated in the table below.

============================================================================
Calendar Year          Payment Rate         Calendar Year    Payment Rate
                       (Cents/kWh)                           (Cents/kWh)
----------------------------------------------------------------------------
1997                   4.02                 2011             6.08
----------------------------------------------------------------------------
1998                   4.14                 2012             6.11
----------------------------------------------------------------------------
1999                   4.26                 2013             6.14
----------------------------------------------------------------------------
2000                   4.39                 2014             6.17
----------------------------------------------------------------------------
2001                   4.52                 2015             6.20
----------------------------------------------------------------------------
2002                   4.66                 2016             6.23
----------------------------------------------------------------------------
2003                   4.80                 2017             6.26
----------------------------------------------------------------------------
2004                   4.94                 2018             6.30
----------------------------------------------------------------------------
2005                   5.09                 2019             6.33
----------------------------------------------------------------------------
2006                   5.24                 2020             6.36
----------------------------------------------------------------------------
2007                   5.40                 2021             6.39
----------------------------------------------------------------------------
2008                   5.56                 2022             6.42
----------------------------------------------------------------------------
2009                   5.73                 2023             6.46
----------------------------------------------------------------------------
2010                   5.90
============================================================================-

Renewable Resource energy Purchase Agreement

                                 Amendment No. 3
                                       To
                  Renewable Resource Energy Purchase Agreement

This Amendment No. 3 to Renewable Resource Energy Purchase Agreement (the "Amendment") dated August 29, 1997, is between Texas Utilities Electric Company ("TU Electric") a Texas corporation with offices in Dallas, County, Texas, and New World Power Texas Renewable Energy Limited Partnership ("Producer"), a limited partnership of which the New World Power Corporation, a Delaware corporation, is the general partner.

TU Electric and Producer entered into a Renewable Resource Energy Purchase Agreement dated September 13, 1994 (the "Agreement"). The Parties now desire to amend that Agreement. Therefore, in consideration of the promises made in this Amendment, TU Electric and Producer agree as follows:

1. This Amendment is effective only if both TU Electric and Producer have executed it. The portions of the Agreement, as previously amended by Amendment No. 1 and Amendment No. 2, that are not modified by this Amendment No. 3 are still effective.

2.    Section 6.01(b) of the Agreement is amended to read as follows:

      (b) If Producer has failed to attain Commercial Operation status on or before May 31, 1999, then TU Electric has the option to immediately terminate this Agreement upon written notice to Producer.

3. Exhibit 1.01 Pages 3 of 6, 4 of 6, 5 of 6 and 6 of 6 "Revised Pursuant to Amendment No. 1"to the Agreement are replaced by the attached Exhibit 1.01 age 3 of 9, 4 of 9, 5 of 9, 6 of 9, 7 of 9, 8 of 9 and 9 of 9. "Revised Pursuant to Amendment No. 3".

4. Exhibit 3.01 "Revised Pursuant to Amendment No. 2" to the Agreement is replaced by the attached revised Exhibit 3.01 "Revised Pursuant to Amendment No. 3".

Signed and effective as of the date first stated above.

      New World Power Texas Renewable          Texas Utilities Electric Company
      Energy Limited Partnership

      By:  The New World Power
           Corporation,
           General Partner

      By:                                       By:
           -----------------------                   -----------------------

      Title:                                    Title:
           -----------------------                   -----------------------

                                  EXHIBIT 1.01
                                   Page 3 of 9
                      (Revised Pursuant to Amendment No. 3)
                   Description of Renewable Resource Facility
                   Vestas V47 - 660 kW Wind Turbine and Tower
                             General Specifications

              Cut-away Drawing of Wind Turbine of V47 Wind Turbine

                                  EXHIBIT 1.01
                                   Page 4 of 9
                      (Revised Pursuant to Amendment No. 3)
                   Description of Renewable Resource Facility
                  Vestas V66 - 1,650 kW Wind Turbine and Tower
                             General Specifications

      Cut-away Drawing: Vestas V66 - 1.65 MW Wind Turbine - Nacelle Layent

                                  EXHIBIT 1.01
                                   Page 5 of 9
                      (Revised Pursuant to Amendment No. 3)
                   Description of Renewable Resource Facility
                             Wind Turbine and Tower

                         General Specifications (cont.)

General Specifications


================================================================================================
Specification           Vestas V47 - 660 kW Turbine          Vestas V66 - 1.65 MW
                                                             Turbine
------------------------------------------------------------------------------------------------
Rated Power             660 kW                               1,650 kW (1.65 MW)
------------------------------------------------------------------------------------------------
Rotor                   3 bladed, glassfibre reinforced      3 bladed, glassfibre reinforced
                        epoxy                                epoxy
------------------------------------------------------------------------------------------------
Rotor Orientation       Horizontal axis, Unwind              Horizontal axis, upwind
------------------------------------------------------------------------------------------------
Rotor diameter          47 meters (154 feet)                 66 meters (216 feet)
------------------------------------------------------------------------------------------------
Rotor Speed             28.5 RPM                             19/15 rpm
------------------------------------------------------------------------------------------------
Power Control           Variable pitch ("Optitip") and       Variable pitch ("Optitip") and
                        "Optislip" generator                 "Optislip" generator
------------------------------------------------------------------------------------------------
Tower Type              Tapered tubular                      Tapered tubular
------------------------------------------------------------------------------------------------
Tower Weight            143,300 lbs.                         268,500 lbs.
------------------------------------------------------------------------------------------------
Tower Height            Approx. 63.4 meters (208 feet)       Approx. 77.8 meters (255 feet)
------------------------------------------------------------------------------------------------
Hub Height              65 meters (213 feet)                 80 meters (262 feet)
------------------------------------------------------------------------------------------------
Foundation Size         Approx. 12' dia. x 25' deep          Approx. 46' x 46' x 10' deep
------------------------------------------------------------------------------------------------
Generator               Asynchronous, variable slip          Asynchronous, variable slip
                        690 V - 60 Hz                        690 V - 60 Hz
------------------------------------------------------------------------------------------------
Lightning Protection    Vestas Total                         Vestas Total
                        Lightning Protection                 Lightning Protection
------------------------------------------------------------------------------------------------
Brake System            Blade pitch & disc brake             Blade pitch & disc brake
------------------------------------------------------------------------------------------------
Grid Connection         Via Vestas VMP controller            Via Vestas VMP controller
------------------------------------------------------------------------------------------------
Turbine Weight          60,850 lbs. (including rotor)        171,960 lbs. (including rotor)
------------------------------------------------------------------------------------------------
Cut-in Wind Speed       4.0 m/s (9.0 mph)                    4.0 m/s (9.0 mph)
------------------------------------------------------------------------------------------------
Cut-out Wind Speed      25 m/s (56 mph)                      25 m/s (56 mph)
------------------------------------------------------------------------------------------------
Survival Wind Speed     70 m/s (157 mph) 3 sec. gust         70 m/s (157 mph) 3 sec. gust
================================================================================================

                                  EXHIBIT 1.01
                                   Page 6 of 9
                      (Revised Pursuant to Amendment No. 3)
                   Description of Renewable Resource Facility
       Vestas V47 - 660 kW Wind Turbine Technical Data For Grid Connection

The Vestas V47 wind turbine operates fully automatic. This is achieved by the VMP-controller. The VMP-controller is separated into a top controller located in the turbine nacelle, and a bottom controller located at the tower base. The VMP-controller serves the following functions:

      Before connection to the grid, the speed of rotation is synchronized to the grid frequency in order to limit the cut-in current.
      Thyristor cut-in of the generator to limit the cut-in current. Automatic yawing of the nacelle in accordance with the wind direction. Cut-in and cut-out of the power factor correction.
      Monitoring of the utility grid.
      Monitoring of the operation of the wind turbine.
      Stop of the wind turbine in case of faults.

The generator and the power factor correction will be cut out if the voltage or the frequency exceed the limits set forth below.

                                                    ====================================
                                                     Phase Voltage    Grid Voltage
                                                    (400 V nominal)   (690 V nominal)
----------------------------------------------------------------------------------------
The voltage is 6% above the nominal voltage for      424 V                 734 V
60 sec.
----------------------------------------------------------------------------------------
The voltage is 10% below the nominal voltage for     360 V                 624 V
60 sec.
----------------------------------------------------------------------------------------
The frequency is above 62 Hz for 0.2 sec.
----------------------------------------------------------------------------------------
The frequency is below 57 Hz for 0.2 sec.
========================================================================================

The power factor correction will cut-out if:


                                                    ====================================
                                                     Phase Voltage    Grid Voltage
                                                    (400 V nominal)   (690 V nominal)
----------------------------------------------------------------------------------------
The voltage is 10% above the nominal voltage for     440 V                 762 V
0.2 sec.
========================================================================================

The generator will cut-out if:

                                                    ====================================
                                                     Phase Voltage    Grid Voltage
                                                    (400 V nominal)   (690 V nominal)
----------------------------------------------------------------------------------------
The voltage is 10% above the nominal voltage for     440 V                 762 V
0.5 sec.
========================================================================================

If a fault on the grid interrupts the voltage supply to the VMP-controller, the emergency stop circuit will be opened immediately, and the generator and power factor correction will be cut out simultaneously.

                                  EXHIBIT 1.01
                                   Page 7 of 9
                      (Revised Pursuant to Amendment No. 3)
                   Description of Renewable Resource Facility
      Vestas V66 - 1,650 kW Wind Turbine Technical Data For Grid Connection

The Vestas V66 wind turbine operates fully automatic. This is achieved by the VMP-controller. The VMP-controller is separated into a top controller located in the turbine nacelle, and a bottom controller located at the tower base. The VMP-controller serves the following functions:

      Before connection to the grid, the speed of rotation is synchronized to the grid frequency in order to limit the cut-in current.
      Thyristor cut-in of the generator to limit the cut-in current. Automatic yawing of the nacelle in accordance with the wind direction. Cut-in and cut-out of the power factor correction.
      Monitoring of the utility grid.
      Monitoring of the operation of the wind turbine.
      Stop of the wind turbine in case of faults.

The generator and the power factor correction will be cut out if the voltage or the frequency exceed the limits set forth below.

                                                       ==================================
                                                        Phase Voltage   Grid Voltage
                                                       (400 V nominal)  (690 V nominal)
-----------------------------------------------------------------------------------------
The voltage is 6% above the nominal voltage for         424 V                734 V
60 sec.
-----------------------------------------------------------------------------------------
The voltage is 6% below the nominal voltage for         376 V                651 V
60 sec.
-----------------------------------------------------------------------------------------
The frequency is above 62 Hz for 0.2 sec.
-----------------------------------------------------------------------------------------
The frequency is below 57 Hz for 0.2 sec.
=========================================================================================

The power factor correction will cut-out if:

                                                       ==================================
                                                        Phase Voltage   Grid Voltage
                                                       (400 V nominal)  (690 V nominal)
-----------------------------------------------------------------------------------------
The voltage is 10% above the nominal voltage for        440 V                762 V
0.2 sec.
=========================================================================================

The generator will cut-out if:

                                                       ==================================
                                                        Phase Voltage   Grid Voltage
                                                       (400 V nominal)  (690 V nominal)
-----------------------------------------------------------------------------------------
The voltage is 10% above the nominal voltage for        440 V                762 V
0.5 sec.
=========================================================================================

If a fault on the grid interrupts the voltage supply to the VMP-controller, the emergency stop circuit will be opened immediately, and the generator and power factor correction will be cut out simultaneously.

                                  EXHIBIT 1.01
                                   Page 8 of 9
                      (Revised Pursuant to Amendment No. 3)
                   Description of Renewable Resource Facility
           Vestas V47 - 660 kW Wind Turbine Generator Specifications.


===============================================================================
Specification                                     Vestas V47 Turbine
-------------------------------------------------------------------------------
Generator Manufacturer                            ABB, Leroy Somer or Weier
-------------------------------------------------------------------------------
Generator Type                                    Asynchronous, variable slip
-------------------------------------------------------------------------------
Degree of Protection                              IP54
-------------------------------------------------------------------------------
Insulation classes (stator/rotor)                 F/H
-------------------------------------------------------------------------------
Voltage                                           690 VAC
-------------------------------------------------------------------------------
Frequency                                         60 Hz
-------------------------------------------------------------------------------
Number of Poles                                   4
-------------------------------------------------------------------------------
Winding Connection                                wye
-------------------------------------------------------------------------------
Rated Power                                       660 kW
-------------------------------------------------------------------------------
Slip Regulation Interval                          1 - 10%
-------------------------------------------------------------------------------
Rated Speed                                       1890
-------------------------------------------------------------------------------
Rated Efficiency at 2% Slip                       95.4%
-------------------------------------------------------------------------------
Generator Power Factor (no correction):
-------------------------------------------------------------------------------
     1/1 load                                     0.89
-------------------------------------------------------------------------------
     3/4 load                                     0.89
-------------------------------------------------------------------------------
     1/2 load                                     0.86
-------------------------------------------------------------------------------
     1/4 load                                     0.72
-------------------------------------------------------------------------------
Generator Current:
-------------------------------------------------------------------------------
     full load current (@ 690 V)                  621 A
-------------------------------------------------------------------------------
     no load (@ 690 V)                            130 A
-------------------------------------------------------------------------------
Generator Reactive Power:
-------------------------------------------------------------------------------
     full load                                    338 kVAr
-------------------------------------------------------------------------------
     no load                                      155 kVAr
-------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Power Factor Correction                           225 kVAr
--------------------------------------------------------------------------------
Resulting Power Factor (grid side):
--------------------------------------------------------------------------------
     1/1 load                                     0.99
--------------------------------------------------------------------------------
     3/4 load                                     1.00
--------------------------------------------------------------------------------
     1/2 load                                     1.00
--------------------------------------------------------------------------------
     1/4 load                                     1.00
--------------------------------------------------------------------------------
Resulting Full Load Current @ 690 V (grid side)   564 A
================================================================================


                                  EXHIBIT 1.01
                                   Page 9 of 9
                      (Revised Pursuant to Amendment No. 3)
                    Description of Renewal Resource Facility
           Vestas V66 - 1,650 kW Wind Turbine Generator Specifications

================================================================================
Specification                          1,650 kW Generato     300 kW Generator
--------------------------------------------------------------------------------
Generator Manufacturer                 ABB or similar        ABB
--------------------------------------------------------------------------------
Generator Type                         Asynchronous,         Asynchronous,
                                       variable slip         constant slip (10%)
--------------------------------------------------------------------------------
Degree of Protection                   IP54/IP20             IP54
--------------------------------------------------------------------------------
Insulation classes (stator/rotor)      F/F                   F/F
--------------------------------------------------------------------------------
Voltage                                690 VAC               690 VAC
--------------------------------------------------------------------------------
Frequency                              60 Hz                 60 Hz
--------------------------------------------------------------------------------
Number of Poles                        4                     4
--------------------------------------------------------------------------------
Winding Connection                     delta                 wye
--------------------------------------------------------------------------------
Rated Power                            1,650 kW              300 kW
--------------------------------------------------------------------------------
Slip Regulation Interval               1 - 10%               N/A (fixed at 0.9%)
--------------------------------------------------------------------------------
Rated Speed                            1890 rpm              1816 rpm
--------------------------------------------------------------------------------
Rated Efficiency at 2% Slip            95%                   96%
--------------------------------------------------------------------------------
Generator Power Factor (no
correction):
--------------------------------------------------------------------------------
     1/1 load                          0.87                  0.87
--------------------------------------------------------------------------------
     3/4 load                          0.85
--------------------------------------------------------------------------------
     1/2 load                          0.78
--------------------------------------------------------------------------------
     1/4 load                          0.57
--------------------------------------------------------------------------------
Generator Current:
--------------------------------------------------------------------------------
     full load current (@ 690 V)       1,585 A               290 A
--------------------------------------------------------------------------------
     no load (@ 690 V)                 480 A                 65 A
--------------------------------------------------------------------------------
Generator Reactive Power:
--------------------------------------------------------------------------------
     full load                         931 kVAr              170 kVAr
--------------------------------------------------------------------------------
     no load                           580 kVAr              78 kVAr
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Power Factor Correction                       600 kVAr              150 kVAr
-------------------------------------------------------------------------------
Resulting Power Factor (grid side):
-------------------------------------------------------------------------------
     1/1 load                                 1.00                  1.00
-------------------------------------------------------------------------------
     3/4 load                                 1.00
-------------------------------------------------------------------------------
     1/2 load                                 1.00
-------------------------------------------------------------------------------
     1/4 load                                 1.00
-------------------------------------------------------------------------------
Resulting Full Load Current (grid side)       1,408 A               252 A
===============================================================================


                                  Exhibit 3.01
                      (Revised Pursuant to Amendment No. 3)
                                Payment Schedule
                                   Page 1 of 5

Monthly Payments

A. Payable to TU Electric by Producer. Producer shall pay a monthly charge for meter reading, billing and administration of this Agreement based on TU Electric's Rate LPP as is in effect from time to time. The applicable customer charge for Rate LPP is currently $600.00 per month. The current Rate LPP is attached to, and is part of, this Exhibit 3.01.

B.    Payable to Producer by TU Electric. Trial Energy is:

      1. All energy delivered to TU Electric at the Point of Interconnection and produced by the Renewable Resource Facility before the Phase One Partial Commercial Operation Date;

      2. All energy delivered to TU Electric at the Point of Interconnection and produced by portions of the Renewable Resource Facility other than Phase One before the Phase Two Partial Commercial Operation Date and on or after the Phase One Partial Commercial Operation Date; and

      3. All energy delivered to TU Electric at the Point of Interconnection and produced by portiones of the Renewable Resource facility other than Phase One and Phase Two before the Commercial Operation date and on or after the Phase Two Partial Commercial Operation Date.

After the Phase One Commercial Operation Date, the amount of Trial energy in a month is to be determined by reading Producer's meters.

                                  EXHIBIT 3.01
                      (Revised Pursuant to Amendment No. 3)
                                Payment Schedule
                                   Page 2 of 5

TU Electric shall pay Producer for all Trial Energy at Rate LPP prices. During Partial Commercial Operation, TU Electric shall pay Producer for all electric energy other than Trial Energy delivered to TU Electric by Producer at the Point of Interconnection and produced by the Renewable Resource Facility ("Delivered Energy") at the Contract Price. Beginning on the Commercial Operation Date, TU Electric shall pay Producer for all Delivered Energy at either the Contract Price or Rate LPP according to the following descried methodology.

The "Contract Price" for a calendar year is the rate specified in the following table:

Contract Payment Rate

============================================================================
Calendar Year        Payment Rate       Calendar Year        Payment Rate
                     (Cents/kWAr)                            (Cents/kWAr)

----------------------------------------------------------------------------
       1997                 4.02               2010                 5.90
----------------------------------------------------------------------------
       1998                 4.14               2011                 6.08
----------------------------------------------------------------------------
       1999                 4.26               2012                 6.11
----------------------------------------------------------------------------
       2000                 4.39               2013                 6.14
----------------------------------------------------------------------------
       2001                 4.52               2014                 6.17
----------------------------------------------------------------------------
       2002                 4.66               2015                 6.20
----------------------------------------------------------------------------
       2003                 4.80               2016                 6.23
----------------------------------------------------------------------------
       2004                 4.94               2017                 6.26
----------------------------------------------------------------------------
       2005                 5.09               2018                 6.30
----------------------------------------------------------------------------
       2006                 5.24               2019                 6.33
----------------------------------------------------------------------------
       2007                 5.40               2020                 6.36
----------------------------------------------------------------------------
       2008                 5.56               2021                 6.39
----------------------------------------------------------------------------
       2009                 5.73               2022                 6.42
----------------------------------------------------------------------------
                                               2023                 6.46
============================================================================


                                  EXHIBIT 3.01
                      (Revised Pursuant to Amendment No. 3)
                                Payment Schedule
                                   Page 3 of 5

The "Expected Energy" for a calendar month is the number of kWh specified for that month in the following table, except that if the Commercial Operation Date occurs on a date other than the first day of a month, the Expected Energy for that month must be reduced prorata based on the number of days remaining in the month compared to the total number of days in the month.

                                 EXPECTED ENERGY

===========================================================================
Month                                                Expected Energy (kWh)

---------------------------------------------------------------------------
January                                              9,925,000
---------------------------------------------------------------------------
February                                             9,350,000
---------------------------------------------------------------------------
March                                                12,275,000
---------------------------------------------------------------------------
April                                                12,850,000
---------------------------------------------------------------------------
May                                                  13,450,000
---------------------------------------------------------------------------
June                                                 9,925,000
---------------------------------------------------------------------------
July                                                 8,175,000
---------------------------------------------------------------------------
August                                               7,025,000
---------------------------------------------------------------------------
September                                            7,650,000
---------------------------------------------------------------------------
October                                              8,750,000
---------------------------------------------------------------------------
November                                             9,350,000
---------------------------------------------------------------------------
December                                             8,175,000
===========================================================================


Renewable Resource Energy Purchase Agreement

                                  EXHIBIT 3.01
                      (Revised Pursuant to Amendment No. 3)
                                Payment Schedule
                                   Page 4 of 5

The "Allowable Energy" for a month is the Expected Energy for that month plus the Balance Energy for the month immediately preceding that month, except that for the first month of Commercial Operation the Allowable Energy equals the Expected Energy. If the Commercial Operation Date occurs on a date other than the first day of a month, the Allowable Energy for that month must be reduced prorata based on the number of days remaining in the month compared to the total number of days in the month.

The "Balance Energy" for a month is determined as follows: (1) if the Delivered Energy for that month equals or exceeds the Allowable Energy for that month, then the Balance Energy for that month is zero, and (2) if the Allowable Energy for that month exceeds the Delivered Energy for that month, then the Balance Energy for that month equals the Allowable Energy less the Delivered Energy.

If the Delivered Energy for a month exceeds the Allowable Energy for that month, then TU Electric shall pay Producer the Contract Price for the portion of the Delivered Energy equal to the Allowable Energy and shall pay Producer Rate LPP prices for the remainder of the Delivered Energy for that month.

If the Allowable Energy for a month equals or exceeds the Delivered Energy for that month, then TU Electric shall pay Producer the contract Price for all Delivered Energy for that month. determined as follows: (1) if hte Delivered Energy for that month equals or exceeds the Allowabel Energy for that month, then the Balance of Energy for tha month is zero, and (2) if the Allowable Energy for the Balnce Energy for that month equals the Allowable energy less the deivered

                                  EXHIBIT 3.01
                      (Revised Pursuant to Amendment No. 3)
                                Payment Schedule
                                   Page 5 of 5

The following example demonstrates the application of this methodology:

NewWorld Power Partnership Account Example
Showing 2 years Operation

Month/Year   Delivered      Expected       Allowable       Contract Price     Rate LPP         Balance
             Energy         Energy         Energy          Portion            Portion          Energy
             kWh            kW             kWh             kWh                kWh              kWh
Dec 98                                                                                               0
Jan 99       9,000,000       8,770,504       8,770,504       8,770,504         229,496               0
Feb         10,500,000      10,752,878      10,752,878      10,500,000               0         252,878
Mar         14,000,000      13,335,971      13,588,849      13,588,849         411,151               0
Apr         13,000,000      13,095,683      13,095,683      13,000,000               0          95,683
May         12,000,000      10,983,129      12,260,252      12,000,000               0         260,252
June        11,000,000      10,963,129      11,223,381      11,000,000               0         223,381
July        10,000,000       8,199,820       8,423,201       8,423,201       1,576,799               0
Aug          7,000,000       7,358,813       7,358,813       7,000,000               0         358,813
Sept         8,000,000       7,599,101       7,957,914       7,957,914          42,086               0
Oct          9,000,000       7,839,388       7,839,388       7,839,388       1,180,612               0
Nov          9,000,000       8,380,036       8,380,036       8,380,036         619,964               0
Dec 99       7,000,000       8,440,108       8,440,108       7,000,000               0       1,440,108
Jan 00       9,000,000       8,770,504      10,210,611       9,000,000               0       1,210,611
Feb         10,500,000      10,752,878      11,963,489      10,500,000               0       1,453,489
Mar         14,000,000      13,335,971      14,739,460      14,000,000               0         799,460
Apr         13,000,000      13,095,683      13,895,144      13,000,000               0         895,144
May         12,000,000      12,184,568      13,059,712      12,000,000               0       1,059,712
June        11,000,000      10,963,129      12,022,842      11,000,000               0       1,022,842
July         8,000,000       8,139,820       9,222,662       8,000,000               0       1,222,662
Aug          7,000,000       7,358,813       8,581,475       7,000,000               0       1,581,475
Sept         8,000,000       7,699,101       9,180,575       8,000,000               0       1,180,575
Oct          9,000,000       7,839,388       9,019,964       9,000,000               0          19,964
Nov          9,000,000       8,380,038       8,400,000       8,400,000         600,000               0
Dec 00       9,000,000       8,440,108       8,440,108       8,440,108         659,892               0

                    Delivered        Expected         Allowable        Contact            Rate LPP
                    Energy           Energy           Energy           Portion            Portion
                    kWh              kWh              kWh              kWh                kWh
Total Year 1        119,500,000      116,900,000      118,091,007      115,459,892        4,040,108
Total Year 2        119,500,000      116,800,000      128,796,042      118,340,108        1,159,892
Two Year Total      238,000,000      233,800,000      245,887,048      233,800,000        6,200,000